                                                                     EXHIBIT 4.1

                                                                  Execution Copy




================================================================================


                                    INDENTURE

                                  by and among

        FIRST SIERRA HEALTHCARE EQUIPMENT CONTRACT TRUST 2000-1, A COMMON
          LAW TRUST ACTING THROUGH ITS TRUSTEE, CHRISTIANA BANK & TRUST
       COMPANY, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS OWNER TRUSTEE

                                   as Issuer,

                              SIERRACITIES.COM INC.

                                   as Servicer


                                       and


                              BANKERS TRUST COMPANY

                            as the Indenture Trustee

                    -----------------------------------------


                            Dated as of March 1, 2000


                    -----------------------------------------


             First Sierra Healthcare Equipment Contract Trust 2000-1
                   Healthcare Equipment Contract Backed Notes



================================================================================

                                TABLE OF CONTENTS


                                                                                                                 Page
                                                                                                                 ----
ARTICLE I. DEFINITIONS ...........................................................................................1

         Section 1.01       Definitions...........................................................................1
         Section 1.02       Incorporation by Reference of the Trust Indenture Act.................................1
         Section 1.03       General Interpretive Principles.......................................................1
         Section 1.04       Conflict with TIA.....................................................................2

ARTICLE II. PLEDGE OF PLEDGED PROPERTY; ORIGINAL ISSUANCE OF NOTES
                        AND RESIDUAL CLASS........................................................................2

         Section 2.01       Pledge of Pledged Property............................................................2
         Section 2.02       Indenture Trustee to Act as Custodian.................................................3
         Section 2.03       Conditions to Closing.................................................................3
         Section 2.04       Acceptance by Indenture Trustee.......................................................4
         Section 2.05       Liabilities of the Trust and Parties to this Indenture; Limitations
                            Thereon........... ...................................................................5
         Section 2.06       Intended Tax Characterization.........................................................5
         Section 2.07       Treasury Securities...................................................................6

ARTICLE III. ACCOUNTS; ALLOCATION AND APPLICATION OF THE TRUST
                        FUND......................................................................................6

         Section 3.01       Collection Account....................................................................6
         Section 3.02       Pre-Funding Account and Capitalized Interest Account..................................7
         Section 3.03       Investment of Monies Held in the Accounts; Subaccounts................................8
         Section 3.04       Reserve Account.......................................................................8
         Section 3.05       Disbursements From Collection Account.................................................9
         Section 3.06       Statements to Noteholders............................................................11
         Section 3.07       Compliance With Withholding Requirements.............................................13
         Section 3.08       Letters of Credit; Letter of Credit Deposit Account..................................13
         Section 3.09       Supplemental Interest Reserve Account................................................14

ARTICLE IV. REMOVAL OF PLEDGED PROPERTY; SUBSTITUTION OF
                        CONTRACTS................................................................................15

         Section 4.01       Removal of Non-Conforming Pledged Property...........................................15
         Section 4.02       Substitution of Contracts............................................................15
         Section 4.03       Removal of Pledged Property Following Enforcement of Source Agreement Rights.........17
         Section 4.04       Release of Pledged Property..........................................................17

ARTICLE V. THE NOTES ............................................................................................18

         Section 5.01       The Notes............................................................................17
         Section 5.02       Initial Issuance of Notes............................................................19
         Section 5.03       Registration of Transfer and Exchange of Notes.......................................19
         Section 5.04       Mutilated, Destroyed, Lost or Stolen Notes...........................................20
         Section 5.05       Persons Deemed Owners................................................................20
         Section 5.06       Access to List of Noteholders' Names and Addresses...................................20
         Section 5.07       Acts of Noteholders..................................................................21
         Section 5.08       No Proceedings.......................................................................21



ARTICLE VI. THE TRUST ...................................................................................21

         Section 6.01       Liability of the Trust.......................................................21
         Section 6.02       Limitation on Liability of the Trust.........................................22
         Section 6.03       Indemnity for Liability Claims...............................................22
         Section 6.04       Liabilities..................................................................22
         Section 6.05       [Reserved.]..................................................................22
         Section 6.06       Annual Statement as to Compliance............................................22
         Section 6.07       Payment of Principal and Interest............................................23
         Section 6.08       Maintenance of Office or Agency..............................................23
         Section 6.09       Money for Payments to be Held in Trust.......................................23
         Section 6.10       Existence....................................................................24
         Section 6.11       Protection of Pledged Property...............................................25
         Section 6.12       Performance of Obligations; Servicing of Receivables.........................25
         Section 6.13       Negative Covenants...........................................................26
         Section 6.14       Trust May Consolidate, Etc. Only on Certain Terms............................26
         Section 6.15       Successor or Transferee......................................................28
         Section 6.16       No Other Business............................................................28
         Section 6.17       No Borrowing.................................................................28
         Section 6.18       Guarantees, Loans, Advances and Other Liabilities............................29
         Section 6.19       Capital Expenditures.........................................................29
         Section 6.20       Compliance with Laws.........................................................29
         Section 6.21       Further Instruments and Acts.................................................29

ARTICLE VII. THE INDENTURE TRUSTEE.......................................................................29

         Section 7.01       Duties of Indenture Trustee..................................................29
         Section 7.02       Eligible Investments.........................................................31
         Section 7.03       Indenture Trustee's Assignment of Contracts..................................31
         Section 7.04       Certain Matters Affecting the Indenture Trustee..............................31
         Section 7.05       Indenture Trustee Not Liable for Notes or Contracts..........................32
         Section 7.06       Indenture Trustee May Own Notes..............................................33
         Section 7.07       Indenture Trustee's Fees and Expenses........................................33
         Section 7.08       Eligibility Requirements for Indenture Trustee...............................34
         Section 7.09       Preferential Collection of Claims Against Issuer.............................35
         Section 7.10       Resignation or Removal of Indenture Trustee..................................35
         Section 7.11       Successor Indenture Trustee..................................................35
         Section 7.12       Merger or Consolidation of Indenture Trustee.................................36
         Section 7.13       Appointment of Co-Indenture Trustee or Separate Indenture Trustee............36
         Section 7.14       Indenture Trustee May Enforce Claims Without Possession of Note..............38
         Section 7.15       Suits for Enforcement........................................................38
         Section 7.16       Undertaking for Costs........................................................38
         Section 7.17       Representations and Warranties of Indenture Trustee..........................38
         Section 7.18       Tax Returns..................................................................39



ARTICLE VIII. EVENTS OF DEFAULT; REMEDIES..........................................................39

         Section 8.01       Events of Default......................................................39
         Section 8.02       Acceleration of Maturity, Rescission and Annulment.....................41
         Section 8.03       Remedies...............................................................41
         Section 8.04       Notice of Event of Default.............................................42
         Section 8.05       Exercise of Power by Indenture Trustee.................................42
         Section 8.06       Indenture Trustee May File Proofs of Claim.............................42
         Section 8.07       Allocation of Money Collected..........................................43
         Section 8.08       Waiver of Events of Default............................................43
         Section 8.09       Limitation On Suits....................................................44
         Section 8.10       Unconditional Right of Noteholders to Receive Principal and
                            Interest...............................................................44
         Section 8.11       Restoration of Rights and Remedies.....................................44
         Section 8.12       Rights and Remedies Cumulative.........................................45
         Section 8.13       Delay or Omission Not Waiver...........................................45
         Section 8.14       Control by Majority Holders............................................45
         Section 8.15       Sale of Pledged Property...............................................45
         Section 8.16       Action on Notes........................................................46

ARTICLE IX. TERMINATION ...........................................................................46

         Section 9.01       Termination of Obligations and Responsibilities........................46
         Section 9.02       Optional Redemption of Notes; Final Disposition of Funds...............46

ARTICLE X. Noteholders' Lists and Reports..........................................................47

         Section 10.01      Note Registrar To Furnish To Indenture Trustee Names and
                            Addresses of Noteholders...............................................47
         Section 10.02      Preservation of Information; Communications to Noteholders.............48
         Section 10.03      Reports by the Trust...................................................48
         Section 10.04      Reports by Indenture Trustee...........................................49
         Section 10.05      Compliance Certificates and Opinions, etc..............................49

ARTICLE XI. MISCELLANEOUS PROVISIONS...............................................................49

         Section 11.01      Amendment..............................................................49
         Section 11.02      Conformity With Trust Indenture Act....................................50
         Section 11.03      Limitation on Rights of Noteholders....................................50
         Section 11.04      Counterparts...........................................................51
         Section 11.05      Governing Law..........................................................51
         Section 11.06      Notices................................................................51
         Section 11.07      Severability of Provisions.............................................51
         Section 11.08      Conflict with Trust Indenture Act......................................52
         Section 11.09      Reserved...............................................................52
         Section 11.10      Assignment.............................................................52
         Section 11.11      Binding Effect.........................................................52
         Section 11.12      Survival of Agreement..................................................52
         Section 11.13      Captions...............................................................52
         Section 11.14      Exhibits...............................................................52



         Section 11.15      Calculations..........................................................52
         Section 11.16      No Proceedings........................................................52

Exhibits
Exhibit A - Form of Trustee's Receipt
Exhibit B - Form of Wiring Instructions
Exhibit C - Form of Class A Notes
Exhibit D - Form of Class B Notes
Exhibit E - Default Notice
Exhibit F - Form of Drawing Certificate

Annex A - Defined Terms

             FIRST SIERRA HEALTHCARE EQUIPMENT CONTRACT TRUST 1999-2

                  Reconciliation and Tie between the Indenture
                        dated as of March 1, 2000 and the
                     Trust Indenture Act of 1939, as amended


   Trust Indenture Act Section                  Indenture Section
   ---------------------------         -------------------------------------
    Section  310(a)(1)                         Section 7.08
              (a)(2)                                   7.08
              (a)(3)                                   7.13
              (a)(4)                              Not Applicable
               (b)                                  7.08; 7.10
               (c)                                Not Applicable
              311(a)                                   7.09
               (b)                                     7.09
              312(a)                                  10.02
               (b)                                    10.02
               (c)                                    10.02
              313(a)                                  10.04
              (b)(1)                   10.02; 10.04; 4.01; 4.02; 4.03; 4.04
              (b)(2)                                  10.04
               (c)                                 10.03; 10.04
               (d)                                    10.04
              314(a)                            10.03; 3.05; 6.06
               (b)                                Not Applicable
               (c)                                     4.04
              (c)(1)                                  10.05
              (c)(2)                                  10.05
              (c)(3)                                  10.05
               (d)                                     4.04
               (e)                                    10.05
               (f)                                Not Applicable
              315(a)                                7.01; 7.05
               (b)                                     8.04
               (c)                                     8.05
               (d)                                     7.01
               (e)                                     7.01
      316(a) (last sentence)                           2.07
            (a)(1)(A)                               8.03; 8.14
            (a)(1)(B)                                  8.08
            317(a)(1)                                  8.03
              (a)(2)                                   8.04
               (b)                                     6.09
              318(a)                                  11.08
               (c)                                    11.08

                  This INDENTURE, dated as of March 1, 2000, is made by and among First Sierra Healthcare Equipment Contract Trust 2000-1 (the "Issuer" or the "Trust"), a common law trust acting through its trustee, Christiana Bank & Trust Company, not in its individual capacity but solely as Owner Trustee(the "Owner Trustee"), SierraCities.com, Inc., as servicer (in such capacity, the "Servicer") and in its individual capacity (in such capacity "SierraCities.com") and Bankers Trust Company, a New York banking corporation, not in its individual capacity but solely as the indenture trustee (the "Indenture Trustee").

                                   WITNESSETH:

                  In consideration of the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

                  Section 1.01 Definitions. Capitalized terms used and not defined herein shall have the meanings specified in Annex A hereto.

                  Section 1.02 Incorporation by Reference of the Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the Securities and Exchange Commission.

                  "indenture securities" means the Notes.

                  "indenture security holder" means a Noteholder.

                  "indenture to be qualified" means this Indenture.

                  "Indenture Trustee" or "institutional trustee" means the Indenture Trustee.

                  "obligor" on the indenture securities means the Issuer.

                  All other TIA terms used in this Indenture that are defined by the TIA, or defined by Commission rule have the meaning assigned to them by such definitions.

                  Section 1.03 General Interpretive Principles. For purposes of this Indenture except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Indenture have the meanings assigned to them in this Indenture and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;


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


                  (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date hereof;

                  (c) references herein to "Articles", "Sections", "Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Indenture;

                  (d) a reference to a Subsection without further reference to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                  (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular provision; and

                  (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

                  Section 1.04 Conflict with TIA. If any provision hereof limits, qualifies or conflicts with a provision of the TIA that is required under the TIA to be part of and govern this Indenture, the latter provision shall control and all provisions required by the TIA are hereby incorporated by reference. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provisions shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

                                   ARTICLE II.

                           PLEDGE OF PLEDGED PROPERTY;
                  ORIGINAL ISSUANCE OF NOTES AND RESIDUAL CLASS

                  Section 2.01 Pledge of Pledged Property. The Trust, to secure payment of principal of and interest on, and any other amounts owing in respect of the Notes, equally and ratably, without prejudice, priority or distinction except as set forth herein, and to secure compliance with the provision of this Indenture, simultaneously with the execution and delivery of this Indenture, does hereby pledge, deposit, transfer, assign, and otherwise grant to the Indenture Trustee, without recourse (except as otherwise expressly set forth herein), to be held in trust for the benefit of the Noteholders, as provided in this Indenture, all the right, title, and interest of the Owner Trustee on behalf of the Trust, whether now owned or hereafter acquired in and to (a)(i) any Equipment that is owned by the Owner Trustee on behalf of the Trust and any and all income and proceeds from such Equipment, but subject to the rights of the Obligor to quiet enjoyment of such Equipment under the related Contract and
(ii) any security interest of the Owner Trustee on behalf of the Trust in any of the Equipment that is not owned by the Owner Trustee on behalf of the Trust, (b) the Contracts, including, without limitation, all Scheduled Payments, Final Scheduled Payments, Defaulted Contract Recoveries, Early Termination Contract Proceeds, Liquidation Proceeds, Source Repurchase Price and any other payments due or made with respect to the Contracts after the related Cut-Off Date, (c) any guarantees of an Obligor's obligations under a Contract, (d) all other documents in the Contract Files relating to the Contracts, including, without limitation, any UCC financing statements related to the Contracts or the Equipment, (e) any Insurance Policies and Insurance Proceeds with respect to the Contracts and the related Equipment, (f) all of the Trust's right, title and interest in and to, and rights under the Receivables Transfer Agreement, each Subsequent Transfer Agreement and the Servicing Agreement, each as executed and delivered in accordance therewith, (g) all amounts on deposit in the Collection Account, the Reserve Account, the Supplemental Interest Reserve Account, the Pre-Funding Account, the Capitalized Interest Account and the Letter of Credit Deposit Account, held by the Indenture Trustee, and all amounts on deposit in the Lockbox Account, (h) all of the Trust's right, title and interest in and to, and rights and claims under, the Source Agreement and the Source Agreement Rights, including but not limited to, all rights and claims under the Guaranty, to the extent they relate to any Contract and any Equipment covered by the Contracts, (i) all of the trust's right, title and interest in and to the Letters of Credit, including the right to draw thereon and (j) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments, securities, financial assets and other property that at any time constitute all or part of or are included in the proceeds of any of the foregoing (all of the foregoing, collectively, constituting the "Pledged Property"); provided, however, that the pledge, transfer and assignment effected by this Section 2.01 shall not include the Initial Unpaid Amounts relating thereto.

                  This Indenture is a security agreement within the meaning of
Article 8 and Article 9 of the Uniform Commercial Code as in effect in the States of Delaware, New York and Texas. The pledge provided for in this Section
2.01 is intended by the Trust to be a grant by the Trust to the Indenture Trustee on behalf of the Noteholders, of a valid first priority perfected security interest in all of the Owner Trustee's right, title and interest (on behalf of the Trust) in and to the Pledged Property whether now or hereafter owned and wherever located.

                  Section 2.02 Indenture Trustee to Act as Custodian. The executed original counterpart of each Contract, together with the other documents or instruments, if any, which constitute a part of a Contract File, shall be held by or on behalf of the Indenture Trustee for the benefit of the Noteholders.

                  Section 2.03 Conditions to Closing. As conditions to the execution, authentication and delivery of the Notes by the Indenture Trustee and the sale of the Notes by the Trust (by issuance thereof by the Trust upon the Trust's instructions) on the Closing Date, (i) the Trust shall have received by wire transfer the net proceeds of sale of the Class A Notes and the Class B Notes in authorized denominations equal in the aggregate to the Initial Class A Note Principal Balance and the Initial Class B Note Principal Balance, and (ii) the Indenture Trustee shall have received the following on or before the Closing
Date:

                  (a) The List of Initial Contracts, certified by the President, any Senior Vice President, any Vice President or any Assistant Vice President of the Servicer;

                  (b) Copies of resolutions of the Depositor approving the execution, delivery and performance of the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, certified by a Secretary or an Assistant Secretary of the Depositor;

                  (c) A copy of an officially certified document, dated not more than 30 days prior to the Closing Date, evidencing the due organization and good standing of the Depositor in the State of Delaware;

                  (d) A copy of the Trust Certificate;

                  (e) Delivery of the executed Financing Statements with respect to the Initial Contracts, in accordance with the Filing Requirements, prepared for filing;

                  (f) A certificate listing the Servicing Officers as of the Closing Date;

                  (g) Executed copies of the Transaction Documents executed on or prior to the Closing Date;

                  (h) Copies of resolutions of the Board of Directors of SierraCities.com approving the execution, delivery and performance of this Indenture and the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, certified by a Secretary or an Assistant Secretary of SierraCities.com;

                  (i) A copy of an officially certified document, dated not more than 30 days prior to the Closing Date, evidencing the due organization and good standing of SierraCities.com in the State of Delaware and the good standing of SierraCities.com in the State of Texas;

                  (j) A custody receipt, substantially in the form of Exhibit A hereto, pursuant to which the Indenture Trustee certifies that it has received a contract file with respect to each Initial Contract on the List of Initial Contracts;

                  (k) All Necessary Consents;

                  (l) A letter from Moody's that it has assigned a rating of (i) "Aaa" to the Class A-1 Notes, (ii) "Aaa" to the Class A-2 Notes and (iii) "Aa3" to the Class B Notes;

                  (m) A letter from DCR that it has assigned a rating of (i) "AAA" to the Class A-1 Notes, (ii) "AAA" to the Class A-2 Notes and (iii) "AA-" to the Class B Notes;

                  (n) Opinions of counsel to SierraCities.com and the Depositor, in form and substance acceptable to the Indenture Trustee, covering such matters as the Indenture Trustee may reasonably request including, without limitation, opinions concerning nonconsolidation, true sale, security interest, federal tax and general corporate matters.

                  Section 2.04 Acceptance by Indenture Trustee. The Indenture Trustee acknowledges its acceptance, simultaneously with the execution and delivery of this Indenture, of all right, title and interest in and to the Pledged Property on behalf of the Noteholders and declares that the Indenture Trustee holds and will hold such right, title and interest for the benefit of all present and future Noteholders for the use and purpose and subject to the terms and provisions of this Indenture. The Trust hereby (a) appoints the Indenture Trustee as the Trust's attorney-in-fact with all power independently to enforce all of the Trust's rights against SierraCities.com and the Depositor hereunder, under the Receivables Transfer Agreement and under the Servicing Agreement and (b) directs the Indenture Trustee to enforce such rights. The Indenture Trustee hereby accepts such appointment and agrees to enforce such rights.

                  Section 2.05 Liabilities of the Trust and Parties to this Indenture; Limitations Thereon. (a) The obligations evidenced by the Notes provide recourse only to the Pledged Property and provide no recourse against SierraCities.com, the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee or any other Person, except as set forth in paragraph (b) below and as may be set forth in the Transaction Documents.

                  (b) Neither SierraCities.com, the Trust, the Depositor, the Servicer nor any other Person shall be liable to the Indenture Trustee or the Noteholders except as provided in Article VI hereof and Sections 5.01, 5.03, and
5.07 of the Servicing Agreement and Section 4.01(g) of the Receivables Transfer Agreement. Without limiting the generality of the foregoing, if any Obligor fails to pay any Scheduled Payment, Final Scheduled Payment or other amounts due under a Contract, then neither the Indenture Trustee nor the Noteholders will have any recourse against SierraCities.com or the Servicer for such Scheduled Payment, Final Scheduled Payment, other amounts due under the Contract or any losses, damages, claims, liabilities or expenses incurred by the Indenture Trustee or any Noteholder as a direct or indirect result thereof, except as may be provided for in Article VI hereof and Sections 5.01, 5.03 and 5.07 of the Servicing Agreement and Section 4.01(g) of the Receivables Transfer Agreement.

                  (c) The Indenture Trustee agrees that in the event of a default by an Obligor under the terms of a Contract, which default is not cured within any applicable cure period set forth in such Contract, the Indenture Trustee and the Noteholders shall be expressly limited to the sources of payment specified herein. In addition, the Indenture Trustee shall have the right to exercise the rights of SierraCities.com under the Contracts, the Insurance Policies and any document in any Contract File in the name of the Indenture Trustee and the Noteholders, either directly or through the Servicer as agent, and the Indenture Trustee is hereby directed by the Trust to exercise such rights; provided, however, that the Indenture Trustee shall not be required to take any action pursuant to this Section 2.05(c) except upon written instructions from the Servicer. A carbon, photographic or other reproduction of this Indenture or any financing statement is sufficient as a financing statement in any State.

                  (d) The pledge of the Pledged Property by the Trust pursuant to this Indenture does not constitute and is not intended to result in an assumption by the Indenture Trustee, the Trust or any Noteholder of any obligation (except for the obligation not to disturb an Obligor's right of quiet enjoyment) of SierraCities.com or the Servicer to any Obligor or other Person in connection with the Equipment, the Contracts, the Insurance Policies or any document in the Contract Files.

                  Section 2.06 Intended Tax Characterization. The parties hereto agree that it is their mutual intent that, for all applicable tax purposes, the Class A Notes and the Class B

Notes will constitute indebtedness and that for all applicable tax purposes, accordingly, the Trust will be treated as sole and exclusive owner of the Pledged Property. Further, each party hereto and each Noteholder (by receiving and holding a Note), hereby covenants to every other party hereto and to every other Noteholder to treat the Class A Notes and the Class B Notes as indebtedness for all applicable tax purposes in all tax filings, reports and returns and otherwise, and further covenants that neither it nor any of its Affiliates will take, or participate in the taking of or permit to be taken, any action that is inconsistent with the treatment of the Class A Notes or of the Class B Notes as indebtedness for tax purposes. All successors and assigns of the parties hereto shall be bound by the provisions hereof.

                  Section 2.07 Treasury Securities. In determining whether the Noteholders of the required outstanding principal balance of the Notes have concurred in any direction, waiver or consent, Notes owned by SierraCities.com, any other obligor upon the Notes or any Affiliate of SierraCities.com shall be considered as though not outstanding, except that for the purposes of determining whether the Indenture Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer actually knows are so owned shall be so disregarded.

                                  ARTICLE III.

                     ACCOUNTS; ALLOCATION AND APPLICATION OF
                                 THE TRUST FUND

                  Section 3.01 Collection Account. (a) The Servicer shall establish and maintain with the Indenture Trustee an Eligible Bank Account (the "Collection Account") for the benefit of the Noteholders as an Eligible Bank Account, in the name of "First Sierra Healthcare Equipment Contract Backed Notes 2000-1 Collection Account, in trust for the registered holders of Healthcare Equipment Contract Backed Notes, Series 2000-1." At the Servicer's written direction, the Indenture Trustee shall make withdrawals from the Collection Account only as provided in this Indenture. The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Collection Account and all proceeds thereof. The Collection Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders.

                  (b) At the times indicated in this Section 3.01(b) or in
Section 3.01(c) below, the following amounts (net of Excluded Amounts) shall be deposited in the Collection Account in immediately available funds:

                           (i) The Servicer shall deposit or cause to be deposited the aggregate amounts of Collections;

                           (ii) The Servicer shall deposit the aggregate Servicer Advances payable pursuant to Section 4.03 of the Servicing Agreement;

                           (iii) The Servicer shall deposit any Repurchase Amounts payable by it under the Servicing Agreement, or by SierraCities.com pursuant to Section 4.01 hereof; and

                           (iv) Investment Earnings, as described in Section 3.03(a) hereof and except as may be set forth herein.

                  (c) The Servicer shall so transfer the aggregate amount of Collections no later than two Business Days after the Servicer's receipt of such amount. The Servicer shall so deposit the aggregate amount of Servicer Advances no later than one Business Day prior to the related Payment Date. The Servicer shall instruct the Indenture Trustee in writing to deposit the portion of any Advance Payment due and owing for a Collection Period no later than the related Determination Date. Except as otherwise expressly set forth, any other deposits and transfers of funds to be made pursuant to this Section 3.01 shall be made no later than the third Business Day immediately preceding the related Payment Date.

                  (d) Notwithstanding the foregoing, the Servicer may deduct from amounts otherwise payable to the Collection Account amounts previously deposited by the Servicer into the Collection Account but (i) subsequently uncollectable as a result of dishonor of the instrument of payment for or on behalf of the Obligor or (ii) later determined to have resulted from mistaken deposits.

                  Section 3.02 Pre-Funding Account and Capitalized Interest Account. (a) The Indenture Trustee shall establish and maintain the Pre-Funding Account as an Eligible Bank Account in the name of "First Sierra Healthcare Equipment Contract Backed Notes 2000-1 Pre-Funding Account, in trust for the registered holders of Healthcare Equipment Contract Backed Notes." The Indenture Trustee will make or permit withdrawals from the Pre-Funding Account only as provided in this Indenture. On the Closing Date, the Indenture Trustee will deposit from the proceeds of the sale of the Notes, the Original Pre-Funded Amount in the Pre-Funding Account. On each Subsequent Transfer Date occurring during the Pre-Funding Period, upon satisfaction of each of the conditions set forth in Section 2.02 of the Receivables Transfer Agreement with respect to the transfer of Subsequent Contracts to the Trust, the Servicer, on behalf of the Trust, shall instruct the Indenture Trustee in writing to withdraw from the Pre-Funding Account and (i) release to the Trust an amount equal to 97.65% the aggregate Discounted Contract Principal Balance of the Subsequent Contracts to be transferred to the Trust as of the applicable Subsequent Cut-Off Date and
(ii) deposit into the Reserve Account an amount equal to 2.35% of the aggregate Discounted Contract Principal Balance of the Subsequent Contracts to be transferred to the Trust as of the applicable Subsequent Cut-Off Date. In addition, on or prior to each Payment Date, all income and gain realized from investment of funds deposited in the Pre-Funding Account shall be transferred to the Capitalized Interest Account prior to the withdrawal of the Capitalized Interest Requirement from the Capitalized Interest Account. Any amount remaining on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, less any undistributed investment earnings on deposit in the Pre-Funding Account, shall be distributed by the Indenture Trustee on the Payment Date immediately following the end of the Pre-Funding Period to the Noteholders as a prepayment of principal.

                  (b) The Indenture Trustee shall establish and maintain the Capitalized Interest Account as an Eligible Bank Account in the name of "First Sierra Healthcare Equipment Contract Backed Notes 2000-1 Capitalized Interest Account, in trust for the registered holders of Healthcare Equipment Contract Backed Notes." The Indenture Trustee shall make or permit withdrawals from the Capitalized Interest Account only as provided in this Indenture. On the Closing Date, the Indenture Trustee will deposit from the proceeds of the sale of the Notes, the Capitalized Interest Account Deposit in the Capitalized Interest Account. On each Payment Date occurring during the Pre-Funding Period only, the Indenture Trustee shall transfer from the Capitalized Interest Account into the Collection Account the Capitalized Interest Requirement, if any, for such Payment Date. If, on any Payment Date, the amount on deposit in the Capitalized Interest Account exceeds the Capitalized Interest Required Reserve Amount, the Indenture Trustee will distribute such excess to SierraCities.com. Any amount remaining on deposit in the Capitalized Interest Account on the Payment Date immediately following the end of the Pre-Funding Period (after taking into account any transfer to be made from the Capitalized Interest Account into the Collection Account on such Payment Date) shall be released by the Indenture Trustee to SierraCities.com, and the Capitalized Interest Account shall thereafter be closed.

                  Section 3.03 Investment of Monies Held in the Accounts; Subaccounts. (a) The Servicer shall direct the Indenture Trustee in writing to invest the amounts in each Account in Eligible Investments that mature not later than the Business Day immediately preceding the next Payment Date following the investment of such amounts. Eligible Investments shall not be sold or disposed of prior to their maturities. Except as otherwise specified in the Transaction Documents, the Trust Certificate Holder shall be entitled to the Investment Earnings on amounts held in the Accounts as earned. In the absence of any direction from the Servicer, amounts on deposit in each Account shall be invested in money market funds as described in clause (a)(iv) in the definition of "Eligible Investments" in Annex A hereto.

                  (b) The Indenture Trustee and the Servicer may, from time to time and in connection with the administration of any Account, establish and maintain with the Indenture Trustee one or more sub-accounts of any of the Accounts, as the Indenture Trustee and/or the Servicer may consider useful.

                  Section 3.04 Reserve Account. (a) The Servicer shall establish and maintain with the Indenture Trustee an Eligible Bank Account (the "Reserve Account") for the benefit of the Noteholders as an Eligible Bank Account, in the name of "First Sierra Healthcare Equipment Contract Backed Notes 2000-1 Reserve Account, in trust for the registered holders of Healthcare Equipment Contract Backed Notes, Series 2000-1." At the Servicer's written direction, the Indenture Trustee shall make withdrawals from the Reserve Account only as provided in this Indenture. The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Reserve Account and all proceeds thereof. The Reserve Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders.

                  (b) On the Closing Date and on each Subsequent Transfer Date, the Indenture Trustee shall deposit the amount necessary so that the Requisite Amount is on deposit in the Reserve Account from the proceeds of the sale of the Notes or from amounts released from the Pre-Funding Account on the related Subsequent Transfer Date. Amounts on deposit in the Reserve Account shall be invested in accordance with Section 3.03 hereof and the net income from such investment shall be deposited into the Reserve Account.

                  (c) On or prior to each Payment Date, the Indenture Trustee shall withdraw from the Reserve Account the amount indicated on the Monthly Statement for the related Collection Period, equal to the lesser of (x) the amount then on deposit in the Reserve Account and (y) the aggregate of all Source Repurchase Prices for all Contracts which are required to be repurchased pursuant to the Source Agreement during the related Collection Period, less any amount received from the Source or from the Guarantor with respect to such Contracts during the related Collection Period. All amounts withdrawn from the Reserve Account to repurchase Contracts shall be deposited into the Collection Account for distribution in accordance with the priorities set forth in Section 3.05(b) hereof.

                  (d) Following the payment in full of interest and principal on the Notes, the Trust Operating Expenses and all fees and expenses payable to the Servicer and the Trustee pursuant to the terms of the Transaction Documents, all amounts then remaining on deposit in the Reserve Account shall be distributed at the written instruction of the Servicer.

                  Section 3.05 Disbursements From Collection Account. (a) On each Payment Date, the Indenture Trustee shall pay the entire amount of money then on deposit in the Collection Account with respect to the related Collection Period, as indicated on the Monthly Statement, as applicable, to the Persons to which such money is then due, calculated on the basis of and in accordance with the Monthly Statement for the related Collection Period; provided, however, that in the event the Servicer fails to deliver a Monthly Statement by a Payment Date the Indenture Trustee shall, nevertheless, pay interest on each Class of Notes from the sources of funding set forth herein, in each case in an amount with respect to each Class equal to the product of (i) one-twelfth, (ii) the related Note Rate and (iii) the related Note Principal Balance, as reflected on the Monthly Statement most recently delivered by the Servicer (net of any principal payments in respect thereof on the immediately preceding Payment Date).

                  (b) On each Payment Date, the Indenture Trustee shall pay such money to the following Persons, in the following order of priority, without duplication:

                           (i) To SierraCities.com by wire transfer of immediately available funds, the aggregate amount of any Initial Unpaid Amounts and Servicing Charges inadvertently deposited in the Collection Account;

                           (ii) From the amount then remaining in the Collection Account, to any party entitled thereto, by check, any indemnity payments paid pursuant to any Contract, to the extent that such amounts are inadvertently deposited in the Collection Account;

                           (iii) From the Available Funds then remaining in the Collection Account, to the Servicer by wire transfer to the account designated in writing by the Servicer of immediately available funds, the aggregate amount of the following:

                                    (A) An amount equal to the unreimbursed
                  Servicer Advances (other than Servicer Advances for the current Collection Period); and

                                    (B) An amount equal to the Servicer Fee
                  owing on such Payment Date, plus any unpaid Servicer Fee owing from prior Collection Periods;

                           (iv) From the Available Funds then remaining in the Collection Account, to the Indenture Trustee by wire transfer to the account designated in writing by the Indenture Trustee, an amount equal to the Indenture Trustee Fees owing on such Payment Date, plus any unpaid Indenture Trustee Fees from prior Collection Periods, subject to the limitation set forth in Section 7.07 (a)(i) hereof;

                           (v) From the Available Funds then remaining in the Collection Account, to the Indenture Trustee by wire transfer to the account designated in writing by the Indenture Trustee, an amount equal to the reimbursable expenses due and unpaid to the Indenture Trustee in accordance with and subject to Section 7.07(a)(ii) hereof;

                           (vi) From the Available Funds then remaining in the Collection Account and from amounts, if any, transferred, from the Supplemental Interest Reserve Account with respect to such Payment Date, to the Class A-1 Noteholders, the Class A-1 Note Interest for the related Collection Period and to the Class A-2 Noteholders, the Class A-2 Note Interest for the related Collection Period, pari passu;

                           (vii) From the Available Funds then remaining in the Collection Account and from amounts, if any, transferred, from the Supplemental Interest Reserve Account with respect to such Payment Date to the Class B Noteholders an amount equal to the Class B Note Interest for the related Collection Period;

                           (viii) From the Available Funds then remaining in the Collection Account and on any Class A Maturity Date from amounts, transferred, from the Supplemental Interest Reserve Account with respect to such Payment Date, first until the Class A-1 Note Principal Balance has been reduced to zero, to the Class A-1 Noteholders, the Class A Principal Payment Amount for such Payment Date and second, after the Class A-1 Note Principal Balance has been reduced to zero, to the Class A-2 Noteholders, the Class A Principal Payment Amount until the Class A-2 Note Principal Balance has been reduced to zero;

                           (ix) From the Available Funds then remaining in the Collection Account and on the Class B Maturity Date from amounts, transferred, from the Supplemental Interest Reserve Account with respect to such Payment Date, until the Class B Note Principal Balance has been reduced to zero, to the Class B Noteholders, the Class B Principal Payment Amount for such Payment Date;

                           (x) From the Available Funds remaining in the Collection Account, to the Supplemental Interest Reserve Account, the amount necessary to maintain the amount on deposit therein at the Supplemental Interest Required Amount for such Payment Date;

                           (xi) From the Available Funds then remaining in the Collection Account, to the Indenture Trustee, the Indenture Trustee Expenses then due together with any Indenture Trustee Expenses from prior Collection Periods, in excess of the $75,000 limitation set forth in Section 7.07(a)(ii) hereof, and

                           (xii) From the Available Funds then remaining in the Collection Account, to the Trust Certificate Holder, any remaining amounts.

                  (c) All payments to Noteholders shall be made on each Payment Date to each Noteholder of record on the related Record Date by check, or, if requested by such Noteholder, by wire transfer to the account designated in writing in the form of Exhibit B hereto (or such other account as the Noteholder may designate in writing) delivered to the Indenture Trustee on or prior to the related Determination Date, in immediately available funds, in amounts equal to such Noteholder's pro rata share (based on the aggregate Class A Percentage Interest in the case of the Class A Noteholders and the Class B Percentage Interest in the case of the Class B Noteholders) of such payment.

                  Section 3.06 Statements to Noteholders. (a) If the Servicer has delivered the Monthly Statement on the preceding Determination Date, then on each Payment Date, the Servicer will forward such Monthly Statement to the Indenture Trustee. Not later than two Business Days prior to such Payment Date, the Indenture Trustee will mail to the Rating Agencies a statement (which statement will be prepared by the Servicer furnished to the Indenture Trustee in the Monthly Statement delivered pursuant to Section 4.07 of the Servicing Agreement or otherwise pursuant to this Indenture), setting forth the following information (per $1,000 of the Initial Class A Note Principal Amount or the Initial Class B Note Principal Amount (as the case may be) as to (i) and (ii) below):

                           (i) With respect to a statement to a Class A
         Noteholder or a Class B Noteholder, the amount of such payment allocable to such Noteholder's Percentage Interest of the Class A Principal Payment Amount or Class B Principal Payment Amount, as applicable;

                           (ii) With respect to a statement to a Noteholder, the amount of such payment allocable to such Noteholder's Percentage Interest of Class A-1, Class A-2, or Class B Note Interest, as applicable;

                           (iii) The aggregate amount of fees and compensation received by the Servicer pursuant to Section 3.05 hereof for the Collection Period;

                           (iv) The aggregate Class A Note Principal Balance (and, individually, the Class A-1 Note Principal Balance and the Class A-2 Note Principal Balance), the aggregate Class B Note Principal Balance, the Class A Percentage, the Class B Percentage, the Class A Note Factor, the Class B Note Factor, the Pool Factor and the Aggregate Discounted Contract Balance, after taking into account all distributions made on such Payment Date;

                           (v) The total unreimbursed Servicer Advances with respect to the related Collection Period;

                           (vi) The amount of Defaulted Contract Recoveries for the related Collection Period and the Aggregate Discounted Contract Balances for all Contracts that became Defaulted Contracts during the related Collection Period;

                           (vii) The total number of Contracts and the Aggregate Discounted Contract Balances thereof, together with the number and Aggregate Discounted Contract Balances of all Contracts as to which the Obligors, as of the related Calculation Date, have missed one, two, three or four Scheduled Payments (including Final Scheduled Payments), and Delinquent Contracts reconveyed; and

                           (viii) The amount on deposit in the Pre-Funding Account, the Capitalized Interest Account, the Reserve Account, the Supplemental Interest Reserve Account and the Letter of Credit Deposit Account, in each case after giving effect to all deposits and withdrawals from such accounts on the related Payment Date.

                  (b) By January 31 of each calendar year, commencing January 31, 2001, or as otherwise required by applicable law, the Indenture Trustee shall furnish to each Person who at any time during the immediately preceding calendar year was a Noteholder a statement prepared by the Servicer, and delivered to the Indenture Trustee, containing the applicable aggregate amounts distributed with respect to such Noteholder hereof for such calendar year or, in the event such Person was a Noteholder during a portion of such calendar year, for the applicable portion of such year, for the purposes of such Noteholder's preparation of federal income tax returns. In addition to the foregoing the Servicer and the Indenture Trustee (to the extent the Servicer has provided the necessary information to the Indenture Trustee) shall make available to Noteholders any other information provided to the Servicer or the Indenture Trustee or otherwise in the Indenture Trustee's possession reasonably requested by Noteholders in connection with tax matters, in accordance with the written directions of the Servicer.

                  (c) [Reserved]

                  (d) The Indenture Trustee shall promptly send to each Noteholder and to the Rating Agencies in writing:

                           (i) Notice of any breach by SierraCities.com, the Depositor, the Trust, any Seller or the Servicer of any of their respective representations, warranties and covenants made herein, the Servicing Agreement or in the Receivables Transfer Agreement.

                           (ii) A copy of each Servicer quarterly compliance statement delivered to the Indenture Trustee pursuant to Section 4.09 of the Servicing Agreement;

                           (iii) Notice of any breach by the Indenture Trustee of its representations and warranties set forth in Section 7.17 hereof of which a Responsible Officer has actual knowledge;

                           (iv) Notice of the occurrence of any Event of Default (which shall also be given to the Rating Agencies);

                           (v) Notice of any Event of Servicing Termination, or any other default under any of the Transaction Documents; and

                           (vi) Notice of the resignation or removal of the Indenture Trustee.

                  Section 3.07 Compliance With Withholding Requirements. Notwithstanding any other provisions of this Indenture, the Indenture Trustee, as paying agent for and on behalf of, and at the direction of the Servicer, shall comply with all federal withholding requirements respecting payments (or advances thereof) to Noteholders as may be applicable to instruments constituting indebtedness for federal income tax purposes. Any amounts so withheld shall be treated as having been paid to the related Noteholder for all purposes of this Indenture. In no event shall the consent of Noteholders be required for any withholding.

                  Section 3.08 Letters of Credit; Letter of Credit Deposit Account. (a) The Servicer shall establish and maintain with the Indenture Trustee an Eligible Bank Account (the "Letter of Credit Deposit Account") for the benefit of the Noteholders as an Eligible Bank Account, in the name of "First Sierra Healthcare Equipment Contract Backed Notes 2000-1 Letter of Credit Deposit Account, in trust for the registered holders of Healthcare Equipment Contract Backed Notes, Series 2000-1." At the Servicer's written direction, the Indenture Trustee shall make withdrawals from the Letter of Credit Deposit Account only as provided in this Indenture. The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Letter of Credit Deposit Account and all proceeds thereof. The Letter of Credit Deposit Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders. Amounts on deposit in the Letter of Credit Deposit Account shall be invested in accordance with Section 3.03 hereof. Any net income from such investment shall be deposited into the Letter of Credit Deposit Account.

                  (b) Upon the receipt of written notice from the Servicer, any Rating Agency, the Trust, the Depositor or the Owner Trustee of the occurrence of a Letter of Credit Draw Event with respect to one or both of the Letters of Credit which notice shall specify which Letter of Credit Draw Event has occurred, or in the event that a Responsible Officer of the Indenture Trustee obtains actual knowledge that a Letter of Credit Draw Event has occurred, the Indenture Trustee shall execute a Drawing Certificate and submit such Drawing Certificate to the related Letter of Credit Confirming Bank as a claim for a draw in the full amount of the related Letter of Credit (such amount, the "Letter of Credit Draw"). Upon receipt of Letter of Credit Drawings from a Letter of Credit Confirming Bank, the Indenture Trustee shall immediately deposit such Letter of Credit Draw into the Letter of Credit Deposit Account.

                  (c) On or prior to each Payment Date, the Indenture Trustee shall withdraw from the Letter of Credit Deposit Account the amount indicated on the Monthly Statement for the related Collection Period, equal to the lesser of
(x) the amount then on deposit in the Letter of Credit Deposit Account and (y) the sum of (i) the aggregate of all Source Purchase Prices for all Contracts which have been defaulted during the related Collection Period, less (ii) any amount received from the Source or from the Guarantor with respect to such Contracts during the related Collection Period and less (iii) any amount withdrawn from the Reserve Account with respect to such Contracts during the related Collection Period. All amounts withdrawn from the Letter of Credit Deposit Account to repurchase Contracts shall be deposited into the Collection Account for distribution in accordance with the priorities set forth in Section 3.05(b) hereof.

                  (d) Following the payment in full of interest and principal on the Notes, the Trust Operating Expenses and all fees and expenses payable to the Servicer and the Trustee pursuant to the terms of the Transaction Documents, all amounts then remaining on deposit in the Letter of Credit Deposit Account shall be distributed at the written instruction of the Servicer.

                  Section 3.09 Supplemental Interest Reserve Account.

                  (a) The Servicer shall establish and maintain with the Indenture Trustee an Eligible Bank Account (the "Supplemental Interest Reserve Account") for the benefit of the Noteholders as an Eligible Bank Account, in the name of "First Sierra Healthcare Equipment Contract Backed Notes 2000-1 Supplemental Interest Reserve Account, in trust for the registered holders of Healthcare Equipment Contract Backed Notes, Series 2000-1." At the Servicer's written direction, the Indenture Trustee shall make withdrawals from the Supplemental Interest Reserve Account only as provided in this Indenture. The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Supplemental Interest Reserve Account and all proceeds thereof. The Supplemental Interest Reserve Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders.

                  (b) On each Payment Date prior to the first Payment Date on which the amount on deposit in the Supplemental Interest Reserve Account equals the Supplemental Interest Required Amount, the Indenture Trustee, in accordance with the distributions set forth in Section 3.05(b) herein, shall deposit all Available Funds remaining in the Collection Account on such Payment Date after making the distributions pursuant to Section 3.05(b)(i) through (ix) hereof into the Supplemental Interest Reserve Account until the amount on deposit therein is equal to the Supplemental Interest Required Amount. After the first Payment Date on which amounts on deposit in the Supplemental Interest Reserve Account are equal to the Supplemental Interest Required Amount, Available Funds shall no longer be deposited therein. Amounts on deposit in the Supplemental Interest Reserve Account shall be invested in accordance with Section 3.03 hereof and the net income from such investment shall be deposited into the Supplemental Interest Reserve Account for application on future Payment Dates.

                  (c) On each Payment Date, to the extent that the related Monthly Statement discloses that Available Funds for such Payment Date are not sufficient to make distributions of (i) Note Interest on such Payment Date (ii) on a Class A Maturity Date, the amount necessary to reduce the Note Principal Balance of the related Class A Note, to zero and (iii) on the Class B Maturity Date, the amount necessary to reduce the Class B Note Principal Balance to zero, the Indenture Trustee shall withdraw from Supplemental Interest Reserve Account, to the extent necessary, the amounts, if any, necessary to fund such deficiencies and shall distribute such amounts in the priorities set forth in
Section 3.05(b) hereof.

                  (d) Following the payment in full of interest and principal on the Notes, all amounts then remaining on deposit in the Supplemental Interest Reserve Account shall be distributed at the instruction of the Servicer.

                                   ARTICLE IV.

                               REMOVAL OF PLEDGED
                       PROPERTY; SUBSTITUTION OF CONTRACTS

                  Section 4.01 Removal of Non-Conforming Pledged Property. (a) Upon discovery by the Trust, the Servicer or in the case of the Indenture Trustee, upon actual knowledge of a Responsible Officer of the Indenture Trustee, of a breach of any of the representations or warranties set forth in
Section 2.02 of the Servicing Agreement that materially and adversely affects any Contract, the related Equipment or the related Contract File, as the case may be, or if the Servicer fails to cause delivery of evidence of filing or copies of any UCC financing statement in accordance with the Servicing Agreement (any such event, a "Warranty Event"), the party (including any such successor or assign) discovering such breach shall give prompt written notice to the other parties. As of the last day of the calendar month following the month of its discovery or its receipt of notice of breach (or, at SierraCities.com's election, any earlier date), SierraCities.com shall deposit (or cause to be deposited) to the Collection Account the Repurchase Amount with respect to such Contract or replace such contract with a Substitute Contract pursuant to Section
4.02 hereof. Any such nonconforming Contract so removed shall not be deemed to be a Defaulted Contract for purposes of this Article IV.

                  (b) The obligation of SierraCities.com to remove any Pledged Property from the Trust and to remit the Repurchase Amount or substitute a Substitute Contract, as appropriate, with respect to the related Contract as to which a breach has occurred and is continuing shall constitute the sole remedy against SierraCities.com for such breach available to the Indenture Trustee and the Noteholders, except to the extent that such breach is the result of any fraud or willful misconduct on the part of SierraCities.com.

                  (c) Upon the removal of a Contract and the related Equipment and the payment of the related Repurchase Amount as described above, the security interest of the Indenture Trustee in such replaced Contract, the related Equipment and all proceeds thereon shall be terminated and the replaced Contract and the related Equipment shall be released to the Trust.

                  Section 4.02 Substitution of Contracts. (a) Subject to the provisions of Sections 4.02(b) through (d) hereof, SierraCities.com, upon notice from the Servicer, may substitute one or more Contracts (each a "Substitute Contract") and transfer all of its right, title and interest in the Substitute Conveyed Assets for and replace any Contract and terminate the security interest in the related Equipment that (i) becomes a Delinquent Contract, Defaulted Contract or an Early Termination Contract or (ii) is the subject of a Prepayment, a Casualty Loss or a Warranty Event.

                  (b) Each Substitute Contract shall be a Contract with respect to which all of the representations and warranties set forth in Section 2.02 of the Servicing Agreement were true as of the related Substitute Cut-Off Date.

                  (c) Any substitution of a Contract pursuant to this Section
4.02 will be effected by (i) delivery to the Trustee of the Contract File for each such Substitute Contract, (ii) the filing of any UCC financing statements in accordance with the Filing Requirements necessary to perfect the interest of the Indenture Trustee in the Substitute Contract, (iii) delivery to the Indenture Trustee of the List of Substitute Contracts reflecting the substitution, and (iv) delivering to the Indenture Trustee a release request, in form and substance acceptable to the Indenture Trustee, with respect to the Contract being replaced and the originally executed trust receipt relating thereto.

                  (d) No such substitution under this Section 4.02 shall be permitted on any Substitute Transfer Date if:

                           (i) on a cumulative basis from the related Cut-Off Date, the sum of the Aggregate Discounted Contract Balances (as of the related Substitute Cut-Off Date) of such Substitute Contracts would equal or exceed ten percent (10%) of the sum of the Aggregate Discounted Contract Balance of all Contracts as of the related Cut-Off Dates;

                           (ii) as of the related Substitute Cut-Off Date, the Substitute Contracts then being transferred have a Discounted Contract Balance less than the Discounted Contract Balance of the Contracts being replaced or have a maturity date later than the latest maturity date of any Contract then held by the Trust; and

                           (iii) as a result thereof, (x) the sum of the Scheduled Payments on all Contracts due in any Collection Period thereafter would be less than or increase the amount by which it is less than (y) the sum of the Scheduled Payments which would otherwise be due in such Collection Period.

                  For purposes of determining compliance with clause (ii), if more than one Substitute Contract is being provided on any date, the Discounted Contract Balance of the Substitute Contracts and the Contracts being replaced shall be determined on an aggregate basis.

                  (e) Upon the replacement of a Contract and the related Equipment with a Substitute Contract as described above, the security interest of the Indenture Trustee in such replaced Contract, the related Equipment and all proceeds thereon shall be terminated and the replaced Contract and the related Equipment shall be transferred to the Trust and to SierraCities.com.

                  Section 4.03 Removal of Pledged Property Following Enforcement of Source Agreement Rights. (a) In the event that a Contract is repurchased due to enforcement of the Source Agreement Rights by the Servicer pursuant to the terms of the Servicing Agreement, upon the deposit of the related Source Repurchase Price to the Collection Account (either directly by the Servicer through enforcement of the Source's obligations under Source Agreement, or the Guarantor's obligations under the Guaranty, through a withdrawal from the Reserve Account or through a withdrawal from the Letter of Credit Deposit Account, the related Contract shall be removed from Pledged Property. Any such Contract so removed shall not be deemed to be a Defaulted Contract for purposes of this Article IV.

                  (b) Upon the removal of a Contract and the related Equipment and the deposit of amounts to the Collection Account as described above, the security interest of the Indenture

Trustee in such removed Contract, the related Equipment and all proceeds thereon shall be terminated and the removed Contract and the related Equipment shall be released to the Trust.

                  Section 4.04 Release of Pledged Property. (a) The Indenture Trustee, when required by the Trust and the provisions of this Indenture, shall execute instruments provided to it in order to release property from the lien of this Indenture in a manner and under circumstances that are not inconsistent with the provisions of this Indenture and the Servicing Agreement. No party relying upon an instrument executed by the Indenture Trustee as provided in this
Article IV shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

                  (b) The Indenture Trustee shall, at such time as there are no Notes outstanding and all sums due the Indenture Trustee have each been paid, release any remaining portion of the Pledged Property that secured the Note from the lien of this Indenture and release to the Trust or any other Person entitled thereto any funds then on deposit in the Collection Account or any subaccounts thereof as may have been established pursuant to Sections 3.01 and 3.02. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 4.04(b) only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 10.05 hereof.

                                   ARTICLE V.

                                    THE NOTES

                  Section 5.01 The Notes. (a) The Class A Notes will be issued in denominations of $1,000 and multiples of $1,000 in excess thereof (with the exception of one Note of each class which will be issued in an odd amount) of the Initial Class A-1 Note Principal Balance, the Initial Class A-2 Note Principal Balance, and the Class B Notes will be issued in denominations of $1,000,000 and $1,000 increments above $1,000,000 of the Initial Class B Note Principal Balance. Each Note shall represent a validly issued and binding obligation of the Trust, but only if such Note has been executed on behalf of the Trust by a Responsible Officer of the Owner Trustee by manual signature, and authenticated on behalf of the Indenture Trustee by a Responsible Officer of the Indenture Trustee by manual signature. Each Note bearing the manual signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trust shall be valid and binding obligations, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Note or did not hold such offices at the date of such Note. No Note shall be entitled to any benefit under this Indenture, or be valid for any purpose, unless there appears on such Note a certificate of authentication substantially in the form set forth in the form of the Notes of the related Class, each attached as Exhibits hereto, signed by the Indenture Trustee by manual signature, and such signature upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. All Class A-1 Notes and Class A-2 Notes shall be substantially in the forms set forth in Exhibits C-1 and C-2 hereto, respectively, all Class B Notes shall be substantially in the form set forth in Exhibit D-1 hereto. Each Note shall be dated the date of its authentication. Neither the Notes nor the

Contracts are insured by the Federal Deposit Insurance Corporation or any other governmental agency.

                  (b) It is intended that the Notes be registered so as to participate in a global book-entry system with the Trust, as set forth herein. The Notes shall, except as otherwise provided in the next paragraph, be initially issued in the form of a single fully registered Class A-1 Note, Class A-2 Note, and Class B Note, each with a denomination equal to the Initial Class A-1 Note Principal Balance, the Initial Class A-2 Note Principal Balance, and the Initial Class B Note Principal Balance, respectively. Upon initial issuance, the ownership of each such Note shall be registered in the Register in the name of Cede & Co., or any successor thereto, as nominee for the Trustee.

                  The Trust and the Indenture Trustee are hereby authorized to execute and deliver the Representation Letter with the Depository.

                  With respect to Notes registered in the Register in the name of Cede & Co., as nominee of the Depository, the Trust and the Indenture Trustee shall have no responsibility or obligation to Direct or Indirect Participants or beneficial owners for which the Depository holds Notes from time to time as a trustee. Without limiting the immediately preceding sentence, the Trust, the Servicer and the Indenture Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Depository, Cede & Co., or any Direct or Indirect Participant with respect to any ownership interest in any Note, (ii) the delivery to any Direct or Indirect Participant or any other Person, other than a Noteholder, of any notice with respect to the Notes or
(iii) the payment to any Direct or Indirect Participant or any other Person, other than a Noteholder, of any amount with respect to any distribution of principal or interest on the Notes. No Person other than a Noteholder shall receive a certificate evidencing such Note.

                  Upon delivery by the Depository to the Indenture Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of interest by the mailing of checks or drafts to the Noteholders appearing as Noteholders at the close of business on a Record Date, the name "Cede & Co." in this Indenture shall refer to such new nominee of the Depository.

                  (c) In the event that (i) the Depository or the Servicer advises the Indenture Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Notes and the Servicer or the Depository is unable to locate a qualified successor or (ii) the Indenture Trustee at its sole option elects to terminate the book-entry system through the Depository, the Notes shall no longer be restricted to being registered in the Register in the name of Cede & Co. (or a successor nominee) as nominee of the Depository. At that time, the Servicer may determine that the Notes shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the Servicer, or such depository's agent or designee but, if the Servicer does not select such alternative global book-entry system, then the Notes may be registered in whatever name or names Noteholders transferring Notes shall designate, in accordance with the provisions hereof; provided, however, that any such registration shall be at the expense of the Servicer.

                  (d) Notwithstanding any other provision of this Indenture to the contrary, so long as any Note is registered in the name of Cede & Co., as nominee of the Depository, all distributions of principal or interest on such Notes, as the case may be, and all notices with respect to such Notes, as the case may be, shall be made and given, respectively, in the manner provided in the Representation Letter.

                  In the event any Notes are issued in book-entry form with the
Depository: (i) the Indenture Trustee may deal with the Depository as the authorized representative of the Noteholders; (ii) the rights of the Noteholders shall be exercised only through the Depository and shall be limited to those established by law and agreement between the Noteholders and the Depository;
(iii) the Depository will make book-entry transfers among the direct participants of the Depository and will receive and transmit distributions of principal and interest on the Notes to such direct participants; and (iv) the direct participants of the Depository shall have no rights under this Indenture under or with respect to any of the Notes held on their behalf by the Depository, and the Depository may be treated by the Indenture Trustee and its agents, employees, officers and directors as the absolute owner of the Notes for all purposes whatsoever.

                  Section 5.02 Initial Issuance of Notes. The Indenture Trustee shall, upon the written instruction of the Trust, in exchange for the Pledged Property, authenticate and deliver the Class A Notes and the Class B Notes executed by the Trust in authorized denominations equaling in the aggregate the Initial Class A Note Principal Balance and the Initial Class B Note Principal Balance.

                  Section 5.03 Registration of Transfer and Exchange of Notes.
(a) The Indenture Trustee, as initial Note Registrar, shall maintain, or cause to be maintained, at the Corporate Trust Office, a register (the "Register") in which the Indenture Trustee shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided. All Notes shall be so registered.

                  (b) Upon surrender for registration of transfer of any Note at the Corporate Trust Office, the Trust shall execute, and the Indenture Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes in authorized denominations of the same class, of a like aggregate Class A-1 Percentage Interest, Class A-2 Percentage Interest, and Class B Percentage Interest, as the case may be, dated the date of such authentication.

                  (c) At the option of a Noteholder, Notes may be exchanged for other Notes of the same class (of authorized denominations in the case of Class A Notes and Class B Notes) of a like aggregate Class A-1 Percentage Interest, Class A-2 Percentage Interest, and Class B Percentage Interest, as the case may be, upon surrender of the Notes to be exchanged at any such office or agency. Whenever any Notes are so surrendered for exchange, the Trust shall execute, and the Indenture Trustee shall authenticate and deliver the Notes that the Noteholder making the exchange is entitled to receive.

                  (d) No service charge shall be made for any registration of transfer of any Note or for the exchange of any Note, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer of any Note or exchange of any Note.

                  (e) All Notes surrendered for registration of transfer and all Notes surrendered for exchange shall be delivered to the Indenture Trustee and cancelled and subsequently destroyed by the Indenture Trustee in accordance with its customary practices in effect from time to time.

                  (f) The Note Registrar shall not register the transfer of any Note (other than the transfer of a Note to the nominee of the Depository or a successor depository) unless the transferee has executed and delivered to the Indenture Trustee a certification to the effect that either (i) the transferee is not (A) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA or (B) a plan (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code (each of the foregoing, a "Benefit Plan"), and is not acting on behalf of or investing the assets of a Benefit Plan, or (ii) that the transferee's acquisition and continued holding of the Note will be entitled to exemptive relief pursuant to a U.S. Department of Labor prohibited transaction class exemption. Each transferee of a beneficial interest in a Note that is registered in the name of, and deposited with, a depository operating a global book-entry system shall be deemed to make one of the foregoing representations.

                  Section 5.04 Mutilated, Destroyed, Lost or Stolen Notes. If any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (a) there is delivered to the Trust, the Owner Trustee, the Servicer and the Indenture Trustee such security or indemnity satisfactory to each of them as may be required by them to save each of them harmless, then, in the absence of notice to the Indenture Trustee that any such Note has been acquired by a bona fide purchaser, the Trust shall execute and the Indenture Trustee shall authenticate and deliver in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note a new Note of like Class and Percentage Interest. In connection with the issuance of any new Note under this
Section 5.04, the Indenture Trustee may require the payment by the Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Any other expenses (including the fees and expenses of the Indenture Trustee) in connection therewith shall be paid by the Servicer. Any duplicate Note issued pursuant to this Section 5.04 shall constitute a Note duly issued by the Trust, as if originally issued, whether or not the lost, stolen or destroyed Note shall be found at any time.

                  Section 5.05 Persons Deemed Owners. The Indenture Trustee may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving distributions pursuant to Section 3.05 hereof and for all other purposes whatsoever, and the Indenture Trustee shall not be affected by any notice to the contrary.

                  Section 5.06 Access to List of Noteholders' Names and Addresses. (a) The Indenture Trustee will furnish or cause to be furnished to the Servicer within 15 days after receipt by the Indenture Trustee of a request therefor from the Servicer in writing, a list of the names and addresses of the Noteholders as of the most recent Record Date. If one or more Noteholders representing a Class A Percentage Interest or a Class B Percentage Interest of not less than 25% (an "Applicant") shall apply in writing to the Indenture Trustee, and such application shall state that the Applicant desires to communicate with other Noteholders with respect to its rights under this Indenture or under the Notes, then the Indenture Trustee shall, within five Business Days after the receipt of such application, send such notice to the current list of Noteholders. Every Noteholder, by receiving and holding a Note, agrees with the Trust, the Owner Trustee, the Servicer and the Indenture Trustee that none of the Trust, the Owner Trustee, the Servicer nor the Indenture Trustee shall be held accountable by reason of the disclosure of any such information, regardless of the source from which such information was derived.

                  Section 5.07 Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing, and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where required, to the Trust or the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.01 hereof) conclusive in favor of the Indenture Trustee, the Trust, SierraCities.com and the Servicer, if made in the manner provided in this Section 5.07.

                  (b) The fact and date of the execution by any Noteholder of any such instrument or writing may be proven in any reasonable manner which the Indenture Trustee deems sufficient.

                  (c) The ownership of Notes shall be proven by the Register.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Noteholder shall bind every holder of every
Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or omitted to be done by the Indenture Trustee, the Owner Trustee, the Trust or the Servicer in reliance thereon, whether or not notation of such action is made upon such Note.

                  Section 5.08 No Proceedings. By its acceptance of a Note, each Noteholder shall be deemed to have agreed that it will not directly or indirectly institute, or cause to be instituted, against the Trust Certificate Holder or the Trust any bankruptcy or insolvency proceeding so long as there shall not have elapsed one year plus one day since the maturity date of the latest maturing securities of the Trust.

                                   ARTICLE VI.

                                    THE TRUST

                  Section 6.01 Liability of the Trust. The Trust shall be liable for payments in respect of the Notes in accordance herewith only to the extent of the obligations specifically undertaken by the Trust herein.

                  Section 6.02 Limitation on Liability of the Trust. Neither the Owner Trustee nor the directors, officers, employees or agents of the Trust or the Owner Trustee shall be under any liability to the Indenture Trustee, the Noteholders, SierraCities.com, the Servicer, the Trust Certificate Holder or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the Trust's execution and delivery of this Indenture and the issuance of the Notes. The Trust shall not be under any liability to the Indenture Trustee, the Noteholders, SierraCities.com, the Servicer, the Trust Certificate Holder or any other Person for any action taken or for refraining from the taking of any action in its capacity as Trust pursuant to this Indenture whether arising from express or implied duties under this Indenture; provided, however, that this provision shall not protect the Trust against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith, misrepresentation or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Trust may rely in good faith on any document of any kind prima facie properly executed and submitted by any other Person respecting any matters arising hereunder.

                  Section 6.03 Indemnity for Liability Claims. The Trust Certificate Holder on behalf of the Trust shall be deemed to have agreed to indemnify, defend and hold harmless the Indenture Trustee (which shall include any of its directors, employees, officers and agents), the Owner Trustee (which shall include any of its directors, employees, officers and agents), the Noteholders against and from any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from the use, repossession or operation of the Equipment to the extent not covered by the Servicer's indemnity provided by Section 5.01 of the Servicing Agreement; provided, however, that such amounts shall be payable solely from amounts payable to the Trust Certificate Holder pursuant to Section 3.05(b)(xii) hereof.

                  Section 6.04 Liabilities. Notwithstanding any provision of this Indenture, by entering into this Indenture, the Trust and the Trust Certificate Holder agrees to be liable, directly to the injured party, for the entire amount of any losses, claims, damages or liabilities (other than those losses incurred by a Class A Noteholder or a Class B Noteholder in the capacity of an investor in the Class A Notes or the Class B Notes) imposed on or asserted against the Trust or otherwise arising out of or based on the arrangements created by this Indenture (to the extent of the Trust assets remaining after the Class A Noteholders and the Class B Noteholders have been paid in full are insufficient to pay such losses, claims, damages or liabilities).

                  Section 6.05 [Reserved.]

                  Section 6.06. Annual Statement as to Compliance. The Servicer on behalf of the Trust will deliver to the Indenture Trustee, within 90 days after the end of each fiscal year of the Trust (commencing with the fiscal year ended December 31, 2000), and otherwise in compliance with the requirements of TIA Section 314(a)(4) an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that

                           (i) a review of the activities of the Trust during such year and of performance under this Indenture has been made under such Authorized Officer's supervision; and

                           (ii) to the best of such Authorized Officer's knowledge, based on such review, the Trust has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

                  Section 6.07 Payment of Principal and Interest. The Indenture Trustee on behalf of the Trust will pay or cause to be duly and punctually paid the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Trust to such Noteholder for all purposes of this Indenture.

                  Section 6.08 Maintenance of Office or Agency. The Note Registrar shall, and the Indenture Trustee, as initial Note Registrar agrees to, maintain in New York, New York, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Trust in respect of the Notes and this Indenture may be served. The Indenture Trustee will give prompt written notice to the Trust of the location, and of any change in the location, of any such office or agency.

                  Section 6.09 Money for Payments to be Held in Trust. On or before each Payment Date, the Servicer on behalf of the Trust shall deposit or cause to be deposited in the Collection Account, but only from the sources described herein, an aggregate sum sufficient to pay the amounts then becoming due under the Notes, such sum to be held in trust for the benefit of the Persons entitled thereto and (unless the paying agent is the Indenture Trustee) shall promptly notify the Indenture Trustee of its action or failure so to act.

                  The Servicer on behalf of the Trust will cause each paying agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such paying agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as paying agent, it hereby so agrees), subject to the provisions of this Section, that such paying agent will:

                           (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

                           (ii) give the Indenture Trustee notice of any default by the Trust (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

                           (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such paying agent;

                           (iv) immediately resign as a paying agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a paying agent at the time of its appointment; and

                           (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

                  The Trust may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, direct any paying agent to pay to the Indenture Trustee all sums held in trust by such paying agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such paying agent; and upon such a payment by any paying agent to the Indenture Trustee, such paying agent shall be released from all further liability with respect to such money.

                  Subject to applicable laws with respect to the escheat of funds, any money held by the Indenture Trustee or any paying agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Trust and shall be deposited by the Indenture Trustee in the Collection Account; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Trust for payment thereof (but only to the extent of the amounts so paid to the Trust), and all liability of the Indenture Trustee or such paying agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such paying agent, before being required to make any such repayment, shall at the expense of the Trust cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Trust. The Indenture Trustee shall also adopt and employ, at the expense of the Trust, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any paying agent, at the last address of record for each such Holder).

                  Section 6.10 Existence. Except as otherwise permitted by the provisions of Section 6.13, the Owner Trustee, on behalf of the Trust, will keep in full effect the Trust's existence, rights and franchises as a common law trust under the laws of the State of Delaware (unless the Trust becomes, or any successor Trust hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Owner Trustee or a successor Owner Trustee, on behalf of the Trust, will keep in full effect the Trust's existence, rights and franchises under the laws of such other jurisdiction) and the Servicer, on behalf of the Trust, will obtain and preserve the Trust's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes and each other instrument or agreement included in the Pledged Property.

                  Section 6.11 Protection of Pledged Property. The Trust intends the security interest granted pursuant to this Indenture in favor of the Indenture Trustee and the Noteholders, as their interests appear herein, to be prior to all other liens in respect of the Pledged Property, and the Servicer on behalf of the Trust shall take all actions necessary to obtain and maintain, in favor of the Indenture Trustee, for the benefit of the Noteholders, a first lien on and a first priority, perfected security interest in the Pledged Property. The Servicer on behalf of the Trust will from time to time prepare (or shall cause to be prepared), execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

                           (i) grant more effectively all or any portion of the Pledged Property;

                           (ii) maintain or preserve the lien and security interest (and the priority thereof) in favor of the Indenture Trustee for the benefit of the Noteholders, created by this Indenture or carry out more effectively the purposes hereof;

                           (iii) perfect, publish notice of or protect the validity of any grant made or to be made by this Indenture;

                           (iv) enforce any of the Pledged Property;

                           (v) preserve and defend title to the Pledged Property and the rights of the Indenture Trustee in such Pledged Property against the claims of all persons and parties; and

                           (vi) pay all taxes or assessments levied or assessed upon the Pledged Property when due.

The Trust hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required by the Indenture Trustee pursuant to this Section 6.11.

                  Section 6.12 Performance of Obligations; Servicing of Receivables. (a) The Trust will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Pledged Property or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as ordered by any bankruptcy or other court or as expressly provided in this Indenture, the other Transaction Documents or any other instrument or agreement.

                  (b) The Trust may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Trust shall be deemed to be action taken by the Trust. Initially, the Trust has contracted with the Servicer to substantially perform the Trust's duties under this Indenture, and in such regard, the Trust may rely upon information provided by the Servicer in connection with any Officer's Certificates of the Trust to be provided pursuant to this Indenture and any other action to be take by the Trust pursuant to this Indenture.

                  (c) The Trust will punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Transaction Documents and in the instruments and agreements included in the Pledged Property, including, but not limited to, preparing (or causing to be prepared) and filing (or causing to be filed) all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Servicing Agreement in accordance with and within the time periods provided for herein and therein.

                  (d) If a Responsible Officer of the Owner Trustee shall have actual knowledge of the occurrence of an Event of Servicing Termination under the Servicing Agreement, the Trust shall promptly notify the Indenture Trustee and the Rating Agencies in writing thereof, and shall specify in such notice the action, if any, the Trust is taking in respect of such default. If an Event of Servicing Termination shall arise from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement with respect to the Contracts, the Trust shall take all reasonable steps available to it to remedy such failure.

                  Section 6.13 Negative Covenants. So long as any Notes are Outstanding, the Trust shall not:

                           (i) except as expressly permitted by this Indenture or the other Transaction Documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Trust, including those included in the Pledged Property;

                           (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Pledged Property; or

                           (iii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien in favor of the Indenture Trustee created by this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Pledged Property or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics' liens and other liens that arise by operation of law, in each case on Equipment and arising solely as a result of an action or omission of the related Obligor), or (C) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics' or other lien) security interest in the Pledged Property.

                  Section 6.14 Trust May Consolidate, Etc. Only on Certain Terms. (a) The Trust shall not consolidate or merge with or into any other Person, unless:

                           (i) the Person (if other than the Trust) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any state and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Trust to be performed or observed, all as provided herein;

                           (ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

                           (iii) the Trust shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Trust or any Noteholder;

                           (iv) any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

                           (v) the Trust shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article VI and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act); and

                           (vi) the Rating Agencies have confirmed that such transaction will not result in the reduction or withdrawal of any rating on any class of Notes.

                  (b) The Trust shall not convey or transfer all or substantially all of its properties or assets, including those included in the Pledged Property, to any Person, unless:

                           (i) the Person that acquires by conveyance or transfer the properties and assets of the Trust the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture and each of the Transaction Documents on the part of the Trust to be performed or observed, all as provided herein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Trust against and from any loss, liability or expense arising under or related to this Indenture and the Notes and
         (E) expressly agree by means of such supplemental indenture that such Person (or if a group of persons, then one specified Person) shall prepare (or cause to be prepared) and make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

                           (ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

                           (iii) the Trust shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Trust or any Noteholder;

                           (iv) any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

                           (v) the Trust shall have delivered to the Indenture Trustee an Officers' Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article VI and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act); and

                           (vi) the Rating Agencies have confirmed that such transaction will not result in the reduction or withdrawal of any rating on any class of Notes.

                  Section 6.15 Successor or Transferee. (a) Upon any consolidation or merger of the Trust in accordance with Section 6.14, the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Trust under this Indenture with the same effect as if such Person had been named as the Trust herein.

                  (b) Upon a conveyance or transfer of all the assets and properties of the Trust pursuant to Section 6.14(b), the Trust will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Trust with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee stating that the Trust is to be so released.

                  Section 6.16 No Other Business. The Trust shall not engage in any business other than financing, purchasing, owning, selling and managing the Receivables in the manner contemplated by this Indenture and the other Transaction Documents and activities incidental thereto.

                  Section 6.17 No Borrowing. The Trust shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any Indebtedness except for (i) the Notes and (ii) any other Indebtedness permitted by or arising under the Transaction Documents. The proceeds of the Notes shall be used exclusively to fund the Trust's purchase of the Contracts and the other assets constituting the Pledged Property and to pay the Trust's organizational, transactional and start-up expenses.

                  Section 6.18 Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by the Servicing Agreement or this Indenture, the Trust shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

                  Section 6.19 Capital Expenditures. The Trust shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personal).

                  Section 6.20 Compliance with Laws. The Trust shall comply with the requirements of all applicable laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Trust to perform its obligations under the Notes, this Indenture or any other Transaction Document.

                  Section 6.21 Further Instruments and Acts. Upon request of the Indenture Trustee, the Trust will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture and the other Transaction Documents.

                                  ARTICLE VII.

                              THE INDENTURE TRUSTEE

                  Section 7.01 Duties of Indenture Trustee. (a) The Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default of which a Responsible Officer of the Indenture Trustee shall have actual knowledge has occurred and has not been cured or waived, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b) The Indenture Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee that are specifically required to be furnished pursuant to any provision of this Indenture, shall examine them to determine whether they conform as to form to the requirements of this Indenture. No acceptance of, or reliance on, any such item by the Indenture Trustee shall constitute a representation by the Indenture Trustee of the enforceability or sufficiency of such item.

                  (c) No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct; provided, however, that:

                           (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default that may have occurred, the duties and obligations of the Indenture Trustee shall be determined solely by the express provisions of this Indenture;

         the Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture; no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and in the absence of bad faith on the part of the Indenture Trustee, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Indenture Trustee and, if specifically required to be furnished pursuant to any provision of this Indenture, conforming to the requirements of this Indenture;

                           (ii) The Indenture Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer of the Indenture Trustee unless it shall be proved that the Indenture Trustee was grossly negligent in ascertaining the pertinent facts;

                           (iii) The Indenture Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Indenture, pursuant to the direction of the Notes evidencing Percentage Interests in the related Class of not less than 25% of the Outstanding Amount of the related Class of Notes, relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising, suffering or omitting to take any trust or power conferred upon the Indenture Trustee, under this Indenture;

                           (iv) The Indenture Trustee shall not be charged with knowledge of any Event of Servicing Termination or any Event of Default unless a Responsible Officer of the Indenture Trustee obtains actual knowledge of such failure or event or the Indenture Trustee receives written notice of such failure or event from the Servicer, the Trust or any Noteholder; and

                           (v) The Indenture Trustee shall have no duty to monitor the performance of the Servicer (as custodian or otherwise), nor shall it have any liability in connection with the malfeasance or nonfeasance by the Servicer. The Indenture Trustee shall have no liability in connection with compliance of the Servicer or the Trust with statutory or regulatory requirements related to the Contracts or the related Equipment. The Indenture Trustee shall not make or be deemed to have made any representations or warranties with respect to the Contracts or related Equipment or the validity or sufficiency of any assignment of the Contracts to the Trust or the Indenture Trustee. The Indenture Trustee shall have no obligation or liability in respect of the maintenance of casualty or liability insurance in connection with the Contracts or the related Equipment.

                  (d) The Indenture Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it, and none of the provisions contained in this Indenture shall in any event require the Indenture Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Indenture or the Servicing Agreement except during such time, if any, as the Indenture Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Indenture.

                  (e) On each Determination Date, the Indenture Trustee shall give notice, by facsimile, to a Servicing Officer of the Servicer if the total amount then on deposit in the Collection Account in respect of the related Collection Period is less than the amount indicated in the Monthly Statement.

                  Section 7.02 Eligible Investments. The Servicer shall direct the Indenture Trustee to invest in Eligible Investments, as further specified from time to time by written notice to the Indenture Trustee executed by a Servicing Officer, any cash amounts deposited in the Collection Account pursuant to the terms of this Indenture or the Servicing Agreement, immediately upon deposit of any such cash amounts; provided, however, that each such Eligible Investment (i) shall mature no later than the Business Day immediately preceding the Payment Date in respect of the Collection Period during which such deposit was made and (ii) shall not be sold or disposed of prior to its maturity. The Indenture Trustee shall not be liable or responsible for the selection of or losses on any investments made by it pursuant to and in compliance with such instructions of the Servicer pursuant to this Section 7.02. The Indenture Trustee shall have no obligation to initiate any investments in the absence of such written direction.

                  Section 7.03 Indenture Trustee's Assignment of Contracts. If in any enforcement suit or legal proceeding it is held, or in connection with the collection of a Defaulted Contract the Servicer or its assigns reasonably anticipates, that the Servicer or its assigns may not or will not be able to enforce a Contract on the ground that neither the Servicer nor its assigns are a real party in interest or a holder entitled to enforce the Contract, then the Indenture Trustee shall, at the Servicer's or its assigns' expense, take such steps as the Indenture Trustee deems necessary to enforce the Contract, including (i) bringing suit in the Indenture Trustee's name or the names of the Noteholders and (ii) executing and delivering all such instruments or documents as shall be required to transfer title to a Contract to the Servicer or its assigns or otherwise enforce such Contract.

                  Section 7.04 Certain Matters Affecting the Indenture Trustee. Except as otherwise provided in Section 7.01:

                           (i) The Indenture Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                           (ii) The Indenture Trustee may consult with counsel and any Opinion of Counsel or advice shall constitute full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel or advice;

                           (iii) The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture unless such Noteholders shall have offered to the Indenture Trustee such security or indemnity satisfactory to it against the costs, expenses, and liabilities that may be incurred therein or thereby that are reasonable in the opinion of the Indenture Trustee; provided, however, that nothing contained herein shall relieve the Indenture Trustee of the obligations, upon the occurrence of an Event of Default (that has not been cured), to exercise such of the rights and powers vested in it by this Indenture and to use the same degree of skill and care in their exercise as a prudent Person would exercise under the circumstances in the conduct of such Person's own affairs;

                           (iv) The Indenture Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

                           (v) Prior to the occurrence of an Event of Default of which a Responsible Officer of the Indenture Trustee shall have actual knowledge and after the curing of all Events of Default that may have occurred, the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Notes of any Class evidencing Percentage Interests of not less than 25% of such Class; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require indemnity satisfactory to it against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the requesting party or, if paid by the Indenture Trustee, shall be reimbursed by the Servicer upon demand. Nothing in this clause (v) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors; and

                           (vi) The Indenture Trustee may execute any of the trusts or powers or perform any duties hereunder either directly or by or through agents or attorneys or a custodian. The Indenture Trustee shall not be responsible for the misconduct, negligence or for the supervision of any of the Indenture Trustee's agents or attorneys appointed with due care by the Indenture Trustee hereunder or that of SierraCities.com, the Servicer or the Trust.

                  Section 7.05 Indenture Trustee Not Liable for Notes or Contracts. The Notes do not represent an obligation issued by the Indenture Trustee or any Affiliate thereof. The promise to pay the Notes according to their terms and the terms of this Indenture set forth in the Notes and in
Section 2.05 hereof provides recourse to the Pledged Property only. The Indenture Trustee does not assume any responsibility for the accuracy of the statements herein or in the Notes (other than as set forth in Section 7.17 and the certificate of authentication on the Notes). The Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes (other than the certificate of authentication on the Notes) or of any Contract or related document. The Indenture Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity or enforceability of any security interest in any Equipment or any Contract, to the perfection or priority thereof, or to the efficacy of the Trust or any portion thereof to pay any Note, the existence or validity of any Contract, the validity of the assignment of any Contract or the related Pledged Property to the Trust or of any intervening assignment, the review of any Contract, any Contract File or the Computer Tape (it being understood that neither the Indenture Trustee nor any of its agents have reviewed or intend to review such matters, the sole responsibility for such review being vested in the Trust), the completeness of any Contract File, the receipt by it or its custodian of any Contract, the performance or enforcement of any Contract, subject to Section 4.01 of the Servicing Agreement, the compliance by the Trust with any covenant or the breach by SierraCities.com or the Trust of any warranty or representation made under the Servicing Agreement, the Receivables Transfer Agreement or in any related document or the accuracy of any such warranty or representation, any investment of monies in the Collection Account (except to the extent that the Indenture Trustee, in its individual capacity, is an obligor with respect to any such investment) or any loss resulting therefrom, the acts or omissions of the Servicer, or any Obligor, any action of the Servicer taken in the name of the Indenture Trustee, any action by the Indenture Trustee taken at the instruction of the Servicer or the preparation and filing of tax returns for the Trust. No recourse shall be had for any claim based on any provision of this Indenture, the Notes or any Contract or assignment thereof against Bankers Trust Company in its individual capacity, and Bankers Trust Company shall not have any personal obligation, liability or duty whatsoever to any Noteholder or any other Person with respect to any such claim, and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided herein, except for such liability as is determined to have resulted from its own gross negligence or willful misconduct. The Indenture Trustee shall not be accountable for the use or application by SierraCities.com or the Trust of any of the Notes or of the proceeds of such Notes or for the use or application of any funds paid to the Servicer in respect of the Contracts.

                  Section 7.06 Indenture Trustee May Own Notes. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes with the same rights as it would have if it were not Indenture Trustee, subject to the definition of the term "Noteholder" in Annex A hereto.

                  Section 7.07 Indenture Trustee's Fees and Expenses. (a) The Servicer on behalf of the Trust Certificate Holder agrees:

                           (i) to cause the Indenture Trustee to be paid pursuant to Section 3.05(b)(v), as applicable, on each Payment Date reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a Indenture Trustee of an express trust);

                           (ii) except to the extent otherwise expressly provided herein, to cause the Indenture Trustee to be reimbursed pursuant to Section 3.05(b)(vi), as applicable, upon its request, for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any provision of this Indenture (including the reasonable compensation and expenses and disbursements of any of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct; provided, however, that for purposes of this clause (ii), such expenses, disbursements and advances shall be limited to an aggregate amount of $75,000; and

                           (iii) to cause the Indenture Trustee to be reimbursed pursuant to Section 3.05(b)(x), as applicable, for all reasonable expenses, disbursements and advances that would have been paid pursuant to Section 7.07(a)(ii) but for the $75,000 limitation.

                  (b) The Servicer's obligations under this Section 7.07 shall survive the termination of this Indenture or the earlier resignation or removal of the Indenture Trustee. The Indenture Trustee shall not be entitled to any other or additional compensation or reimbursement, except as expressly provided herein or as otherwise agreed from time to time.

                  (c) Subject to Section 7.10 hereof, the failure by the Servicer to pay to the Indenture Trustee any compensation or other expenses shall not relieve the Indenture Trustee of its obligations hereunder.

                  (d) In the event the Indenture Trustee performs services or incurs expenses in the context of a proceeding described in Sections 6.01(a)(iv), 6.01(a)(v) or 6.01(a)(vii) of the Servicing Agreement, the fees for such services and such expenses shall be considered expenses of administration for the purposes of any bankruptcy laws or laws relating to creditors rights generally.

                  Section 7.08 Eligibility Requirements for Indenture Trustee. The Indenture Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Indenture Trustee hereunder shall at all times be a corporation having its principal office in a State, organized and doing business under the laws of any State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or State authority; provided, however, that no entity shall qualify as Indenture Trustee hereunder to the extent that such qualification would, in itself, affect any then current rating of the Notes by the Rating Agencies. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 7.08, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Any successor Indenture Trustee's deposit ratings shall be at least "investment grade" by the Rating Agencies. In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 7.08, the Indenture Trustee shall resign immediately in the manner and with the effect specified in Section
7.10 hereof. The Indenture Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Trust are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                  Section 7.09 Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                  Section 7.10 Resignation or Removal of Indenture Trustee. The Indenture Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer, the Trust and each Noteholder, which resignation will not become effective until such time as a successor Indenture Trustee has been appointed in accordance with the provisions of this Section 7.10. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor Indenture Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Indenture Trustee and one copy to the successor Indenture Trustee. If no successor Indenture Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

                  (a) If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 hereof and shall fail to resign after written request therefor by the Servicer, or the Holders of Notes of any Class evidencing Percentage Interests of more than 25% of such Class, or, if at any time the Indenture Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation, or liquidation, then the Servicer shall, at the direction of the Holders of Notes of any Class evidencing Percentage Interests of more than 25% of the related Class remove the Indenture Trustee. If the Servicer or Noteholders remove the Indenture Trustee, the Servicer or such Noteholders shall promptly appoint a successor Indenture Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Indenture Trustee so removed and one copy to the successor Indenture Trustee.

                  (b) Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to this Section 7.10 shall not become effective until acceptance of appointment by the successor Indenture Trustee as provided in Section 7.11 hereof. Notice of the resignation or removal of the Indenture Trustee shall be given in writing to the Rating Agencies by the Servicer. In the event no successor Indenture Trustee has been appointed within 30 days of the resignation or removal of the Indenture Trustee, the Indenture Trustee or the Majority Holders of the Notes may petition a court of competent jurisdiction to appoint a successor Indenture Trustee.

                  Section 7.11 Successor Indenture Trustee. (a) Any successor Indenture Trustee appointed as provided in Section 7.10 hereof shall execute, acknowledge and deliver to the Servicer, the Trust and the predecessor Indenture Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Indenture Trustee. The predecessor Indenture Trustee shall deliver to the successor Indenture Trustee all documents and statements held by it hereunder. The Servicer, the Trust and the predecessor Indenture Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Indenture Trustee all such rights, powers, duties and obligations. The predecessor Indenture Trustee shall not be liable for the acts or omissions of any successor Indenture Trustee hereunder.

                  (b) No successor Indenture Trustee shall accept appointment as provided in this Section 7.11 unless at the time of such acceptance such successor Indenture Trustee shall be eligible as the Indenture Trustee under the provisions of Section 7.08 hereof, and as a successor Servicer under the provisions of Section 6.02 of the Servicing Agreement.

                  (c) Upon acceptance of appointment by a successor Indenture Trustee as provided in this Section 7.11, the Servicer shall mail notice of the succession of such Indenture Trustee hereunder to all Noteholders at their addresses as shown in the Note Register. If the Servicer fails to mail such notice within 10 days after acceptance of appointment by such successor Indenture Trustee, then the successor Indenture Trustee shall cause such notice to be mailed at the expense of the Servicer.

                  Section 7.12 Merger or Consolidation of Indenture Trustee. Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 7.08 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  Section 7.13 Appointment of Co-Indenture Trustee or Separate Indenture Trustee. (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Equipment may at the time be located, the Indenture Trustee shall execute and deliver all instruments to appoint one or more Persons approved by the Indenture Trustee to act as co-Indenture Trustee or co-Indenture Trustees, jointly with the Indenture Trustee, or separate Indenture Trustee or separate Indenture Trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 7.13, such powers, duties, obligations, rights and trusts as the Servicer, the Trust and the Indenture Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case an Event of Servicing Termination shall have occurred and be continuing, the Indenture Trustee alone shall have the power to make such appointment; provided, however, that if the Trust shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Indenture Trustee alone shall have the power to make such appointment. No co-Indenture Trustee or separate Indenture Trustee hereunder shall be required to meet the terms of eligibility as a successor Indenture Trustee under Section 7.08 hereof, and no notice to Noteholders of the appointment of any co-Indenture Trustee or separate Indenture Trustee shall be required under Section 7.12 hereof.

                  (b) Every separate Indenture Trustee and co-Indenture Trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                           (i) All rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate Indenture Trustee or co-Indenture Trustee jointly (it being understood that such separate Indenture Trustee or co-Indenture Trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Indenture Trustee hereunder or as successor to the Servicer hereunder), the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Pledged Property or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate Indenture Trustee or co-Indenture Trustee but solely at the direction of the Indenture Trustee;

                           (ii) No separate Indenture Trustee or co-Indenture Trustee hereunder shall be personally liable by reason of any act or omission of any other separate Indenture Trustee or co-Indenture Trustee hereunder; and

                           (iii) The Indenture Trustee may at any time accept the resignation of or remove any separate Indenture Trustee or co-Indenture Trustee.

                  (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate Indenture Trustees and co-Indenture Trustees, as effectively as if given to each of them. Every instrument appointing any separate Indenture Trustee or co-Indenture Trustee shall refer to this Indenture and the conditions of this Article VII. Each separate Indenture Trustee and co-Indenture Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee and a copy thereof given to the Servicer and the Trust.

                  (d) Any separate Indenture Trustee or co-Indenture Trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate Indenture Trustee or co-Indenture Trustee shall die, become incapable of acting, resign or be removed, then all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor separate Indenture Trustee or successor co-Indenture Trustee.

                  (e) The Servicer shall be responsible for the payment of any fees or expenses of any separate Indenture Trustee or co-Indenture Trustee.

                  Section 7.14 Indenture Trustee May Enforce Claims Without Possession of Note. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee shall be brought in its own name or in its capacity as Indenture Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, be for the ratable benefit of the Noteholders in respect of which such judgment has been recovered.

                  Section 7.15 Suits for Enforcement. In case an Event of Servicing Termination or other default by the Servicer under the Servicing Agreement or under this Indenture shall occur and be continuing, the Indenture Trustee, in its discretion, may, subject to the provisions of 6.04 of the Servicing Agreement, proceed to protect and enforce its rights and the rights of the Noteholders under this Indenture by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Indenture or in aid of the execution of any power granted in this Indenture or for the enforcement of any other legal, equitable or other remedy, as the Indenture Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Indenture Trustee and the Noteholders.

                  Section 7.16 Undertaking for Costs. All parties to this Indenture agree (and each holder of any Note by its acceptance thereof shall be deemed to have agreed) that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Indenture Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% of the then outstanding principal balance of the Notes, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the maturities for such payments, including the stated maturity as applicable.

                  Section 7.17 Representations and Warranties of Indenture Trustee. The Indenture Trustee represents and warrants for the benefit of the Noteholders that:

                  (a) Organization and Good Standing. The Indenture Trustee is a banking corporation duly organized, validly existing and in good standing under the laws of the state of New York.

                  (b) Authorization. The Indenture Trustee has the power, authority and legal right to execute, deliver and perform this Indenture, and the execution, delivery and performance of this Indenture have been duly authorized by the Indenture Trustee by all necessary corporate action.

                  (c) Binding Obligations. This Indenture, assuming due authorization, execution and delivery by all other parties thereto, constitutes the legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and the rights of trust companies in particular and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether in a proceeding at law or in equity.

                  Section 7.18 Tax Returns. In the event the Trust shall be required to file tax returns, the Servicer shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and shall remit such returns to the Owner Trustee for signature at least five days before such returns are due to be filed. The Indenture Trustee, upon request, will furnish the Servicer with all such information known to the Indenture Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust. In no event shall the Indenture Trustee or the Owner Trustee in their respective individual capacities be liable for any liabilities, costs or expenses of the Trust, the Noteholders or the Servicer arising under any tax law or regulation, including, without limitation, federal, state or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from any failure to comply therewith).

                                  ARTICLE VIII.

                           EVENTS OF DEFAULT; REMEDIES

                  Section 8.01 Events of Default. "Event of Default" wherever used herein means any one of the following events (whatever the reason for such Event of Default and without regard to whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) failure to distribute or cause to be distributed to the Indenture Trustee, for the benefit of the Noteholders, all or part of any payment of interest required to be made under the terms of such Notes or this Indenture on each Payment Date when such amount is due and payable;

                  (b) failure to distribute or cause to be distributed to the Indenture Trustee, for the benefit of the Noteholders (x) on any Payment Date, an amount equal to the principal due on the Outstanding Notes as of such Payment Date to the extent that sufficient Available Funds are on deposit in the Collection Account or (y) on the Class A-1 Maturity Date, the Class A-2

Maturity Date, or the Class B Maturity Date, as the case may be, any remaining principal owed on the Outstanding Class A-1 Notes, Class A-2 Notes, or Class B Notes, as the case may be;

                  (c) any failure on the part of the Trust duly to observe or perform in any material respect any other covenants or agreements of the Trust set forth in the Notes, in this Agreement or in any of the Transaction Documents, as the case may be, or any breach of a representation or warranty of the Trust set forth in the Transaction Documents, which failure or breach (A) materially and adversely affects the rights of the Indenture Trustee or the Noteholders and (B) continues unremedied for a period of 30 days after the earlier to occur of (x) the date on which written notice of such failure or breach, requiring the situation giving rise to such failure or breach to be remedied, shall have been given to an Authorized Officer by the Indenture Trustee or to an Authorized Officer or a Responsible Officer of the Indenture Trustee by the Servicer or any Noteholders or (y) the date on which any Authorized Officer is required pursuant to the terms of the Transaction Documents to provide notice to the Noteholders of any such failure or breach;

                  (d) the Trust shall consent to the appointment of a custodian, receiver, trustee or liquidator (or other similar official) of itself, or of a substantial part of its property, or shall admit in writing its inability to pay its debts generally as they come due, a court of competent jurisdiction shall determine that the Trust is generally not paying its debts as they come due or the Trust shall make a general assignment for the benefit of creditors;

                  (e) the Trust shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect) or an answer admitting the material allegation of a petition filed against the Trust in any such proceeding, or the Trust shall, by voluntary petition, answer or consent, seek relief under the provisions of any now existing or future bankruptcy or other similar law providing for the reorganization or winding up of debtors, or providing for an agreement, composition, extension or adjustment with its creditors; or

                  (f) a petition against the Trust in a proceeding under applicable bankruptcy laws or other insolvency laws, as now or hereafter in effect, shall be filed and shall be consented to by the Trust or shall not be stayed, withdrawn or dismissed within 60 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of debtors which may apply to the Trust, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Trust, or any substantial part of its property, and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 60 days.

                  Section 8.02 Acceleration of Maturity, Rescission and Annulment. (a) If an Event of Default occurs and is continuing, then and in every such case the Indenture Trustee, at the written direction of the Majority Holders, shall declare the principal of all of the Notes to be immediately due and payable, by a notice in writing to the Servicer, and upon any such declaration such principal (together with all accrued and previously unpaid interest) shall become immediately due and payable. The Indenture Trustee shall give notice to each Noteholder and the Rating Agencies of such declaration.

                  (b) At any time, after such a declaration of acceleration has been made, but before any sale of the Pledged Property has been made or a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article VIII provided, the Majority Holders, by written notice to the Servicer and the Indenture Trustee, may rescind and annul such declaration and its consequence if monies have been paid or deposited with the Indenture Trustee in a sum sufficient to pay:

                           (i) all overdue installments of interest on all Class A Notes and the Class B Notes;

                           (ii) the principal of any of the Class A Notes or the Class B Notes which has become due otherwise than by such declaration of acceleration and interest thereon at the applicable Note Rate;

                           (iii) to the extent that payment of such interest is lawful, interest upon overdue installments of interest on the Class A Notes and the Class B Notes at the rate specified therefor in the applicable Notes; and

                           (iv) all sums paid or advanced, together with interest thereon, by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Subsequent to any such declaration of acceleration and so long as such declaration and its consequences have not been rescinded and annulled, prior to the exercise by the Indenture Trustee of the remedies set forth in Section 8.03(b) or (c) hereof, the Indenture Trustee shall give the Noteholders ten days notice of its intention to take such actions.

                  Section 8.03 Remedies. If an Event of Default shall have occurred and be continuing, the Indenture Trustee, at the written direction of the Majority Holders, may do one or more of the following:

                           (i) institute, in its own name and as Indenture Trustee, Proceedings for the collection of the entire amount of principal and interest remaining unpaid on the Notes, or under this Indenture in respect of the Notes, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Pledged Property securing the Notes the monies adjudged due;

                           (ii) sell the Pledged Property or any portion thereof or rights or interest therein, at one or more sales called and conducted in any manner permitted by law;

                           (iii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Pledged Property securing the Notes; or

                           (iv) exercise any remedies of a secured party under the UCC or other applicable law and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee or the Noteholders hereunder.

                  Section 8.04 Notice of Event of Default. Within two Business Days after a Responsible Officer obtaining actual knowledge of the occurrence of any Event of Default, the Indenture Trustee shall transmit, by certified mail return receipt requested, hand delivery or overnight courier, to all Noteholders, as their names and addresses appear in the Register, notice of such Event of Default, unless such Event of Default shall have been cured or waived.

                  Section 8.05 Exercise of Power by Indenture Trustee. In case an Event of Default has occurred and is continuing to the actual knowledge of a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                  Section 8.06 Indenture Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, reorganization, arrangement, adjustment, composition or other judicial Proceeding, relating to the Trust or any other obligor upon the Notes or the property of the Trust or of such other obligor or their creditors, the Indenture Trustee (irrespective of whether the principal of any class of Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand for the payment of overdue principal or interest) shall be entitled and empowered, to intervene in such proceeding or otherwise:

                  (a) to file and prove a claim for all amounts owing and unpaid in respect of the Notes and to file such other papers or documents and take such other action including participating as a member, voting or otherwise, in any committee of creditors appointed in the matter, as may be necessary or advisable in order to have the claims of the Indenture Trustee (including, in each case, any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel) and the Noteholders allowed in such judicial Proceeding;

                  (b) to petition for lifting of the automatic stay and thereupon to foreclose upon the Pledged Property as elsewhere provided herein; and

                  (c) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, or sequestrator (or other similar official) in any such judicial Proceeding is hereby authorized by each Noteholder to make such payments to the Indenture Trustee, and in the event that the Indenture Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel.

Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or to consent or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such Proceeding.

                  Section 8.07 Allocation of Money Collected. Any money collected by the Indenture Trustee with respect to the Notes pursuant to the remedies set forth in Section 8.03 (and any funds then held or thereafter received by the Indenture Trustee) shall be applied in the following order, at the date or dates fixed by the Indenture Trustee; provided, however, that the provisions of this Section 8.07 shall not preclude the Indenture Trustee from receiving indemnities satisfactory to it from the Noteholders against the costs, expenses and liabilities it may incur in acting in compliance with the written directions of any Noteholder or Noteholders:

                               First: To the payment of all amounts due the
Indenture Trustee under Section 7.07 hereof;

                               Second: To the payment of Class A-1 Note Interest
to the Class A-1 Noteholders and Class A-2 Note Interest to the Class A-2 Noteholders, pari passu;

                               Third: To the payment of the Class B Note
Interest to the Class B Noteholders;

                               Fourth: To the payment of the outstanding Class A
Note Principal Balance to the Class A Noteholders, pari passu;

                               Fifth: To the payment of the outstanding Class B
Note Principal Balance to the Class B Noteholders;

                               Sixth: To the payment of all reasonable costs and
expenses incurred by any Noteholder in connection with the enforcement of its rights hereunder or under the Notes, ratably, without preference or priority of any kind; and

                               Seventh: To the payment of any surplus to or at
the written direction of the Trust Certificate Holder.

                  Section 8.08 Waiver of Events of Default. (a) The holders of 66-2/3% of the Outstanding Amount of the Notes may, by one or more instruments in writing, waive any Event of Default hereunder and its consequences, except a continuing Event of Default:

                           (i) in respect of the payment of the principal of or interest on any Note (which may only be waived by the Holder of such Note), or

                           (ii) in respect of a covenant or provision hereof which under Article XI cannot be modified or amended without the consent of the Holder of each Note outstanding affected (which only may be waived by the Holders of all Notes outstanding affected).

         (b) A copy of each waiver pursuant to Section 8.08(a) shall be furnished by the Servicer to the Indenture Trustee. Upon any such waiver, such Event of Default shall cease to exist and shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

         Section 8.09 Limitation On Suits. No Holder shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

         (a) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

         (b) the Majority Holders shall have made written request to the Indenture Trustee to institute Proceedings in respect of such Event of Default in its own name as Indenture Trustee hereunder;

         (c) such Holder or Holders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

         (d) the Indenture Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding; and

         (e) no direction inconsistent with such written request has been given to the Indenture Trustee during such 30 day period by the Majority Holders;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

         Section 8.10 Unconditional Right of Noteholders to Receive Principal and Interest. Notwithstanding any other provision in this Indenture, the Noteholders shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note as such principal and interest becomes due and payable in accordance with the terms of this Indenture (including, without limitation, the limitation on such payments to the extent of Available Funds on each Payment Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder.

         Section 8.11 Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy in accordance with the terms of this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adverse to the Indenture Trustee or to such Noteholder, then and in every such case, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies hereunder shall continue as though no such Proceeding has been instituted.

         Section 8.12 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         Section 8.13 Delay or Omission Not Waiver. No delay or omission of the Indenture Trustee or any Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee or the Noteholders, or any of them, may be exercised from time to time, as often as may be deemed expedient, by the Indenture Trustee or the Noteholders.

         Section 8.14 Control by Majority Holders. The Majority Holders shall have the right to direct in writing the decision whether to conduct, and the time, method and place of conducting, any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes; provided, that:

         (a) such direction shall not be in conflict with any rule of law or with this Indenture; and

         (b) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction; provided, however, that the Indenture Trustee need not take any action which it determines might involve it in liability or be unjustly prejudicial to the Holders not consenting.

         Section 8.15 Sale of Pledged Property. (a) The power to effect any sale pursuant to Section 8.03 hereof shall not be exhausted by any one or more sales as to any portion of the Pledged Property remaining unsold, but shall continue unimpaired until the entire Pledged Property securing the Notes shall have been sold or all amounts payable under this Indenture with respect thereto shall have been paid. The Indenture Trustee may from time to time postpone any sale by public announcement made at the time and place of such sale.

         (b) Any Noteholder may bid for and acquire any portion of the Pledged Property securing the Notes in connection with any sale thereof.

         (c) Each of the parties hereby covenants and agrees that a sale of the entirety of the Contracts and the Equipment by a public sale held not less than ten days after notice thereof is commercially reasonable.

         (d) The Indenture Trustee shall execute and deliver an appropriate instrument of conveyance, provided to it by the Servicer, transferring its interest in any portion of the Pledged Property in connection with a sale thereof. In addition, the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Trust to transfer and convey its interest in any portion of the Pledged Property in connection with a sale thereof, and to take all action necessary to effect such sale. No purchaser or transferee at such a sale shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

         Section 8.16 Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Trust or the Depositor or by the levy of any execution under such judgment upon any portion of the Pledged Property or upon any of the assets of the Trust or the Depositor.

                                   ARTICLE IX.

                                   TERMINATION

         Section 9.01 Termination of Obligations and Responsibilities. The respective obligations and responsibilities of SierraCities.com, the Servicer, the Indenture Trustee and the Trust created hereby shall terminate at the option of the Trust Certificate Holder, at any time which is 123 days after the payment to Noteholders of all amounts required to be paid to them pursuant to this Indenture, reducing the Class A Note Principal Balance and the Class B Note Principal Balance to zero; provided that all amounts then owing to the Indenture Trustee pursuant to the Transaction Documents have been paid to such parties; and provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants living on the date of this Indenture of Joseph P. Kennedy, late Ambassador to the Court of St. James. Notwithstanding the foregoing, the representations and warranties and indemnification obligations of SierraCities.com and the Servicer hereunder and under the Servicing Agreement shall survive the termination of the Trust and of this Indenture. Upon termination of the Trust, the Indenture Trustee shall release any remaining Pledged Property to the Trust Certificate Holder but not if the Class A Note Principal Balance and the Class B Note Principal Balance have not been reduced to zero or any amounts are owing to the Indenture Trustee.

         Section 9.02 Optional Redemption of Notes; Final Disposition of Funds.
(a) On any Payment Date following any Calculation Date on which the Aggregate Discounted Contract Balance is less than ten percent (10%) of the sum of the Aggregate Discounted Contract Balance of the Initial Contracts as of the Closing Date plus the aggregate Discounted Contract Principal Balance of all Subsequent Contracts as of the related Subsequent Transfer Date, the Trust Certificate Holder shall have the option to redeem the Notes in whole by depositing or causing to be deposited into the Collection Account the greater of (x) the sum of (1) the Class A Note Principal Balance and the Class B Note Principal Balance and (2) the Class A Note Interest and the Class B Note Interest and (y) the Repurchase Amount for each Contract that was not a Defaulted Contract as of the close of business on the second preceding Collection Period, by two Business Days prior to such Payment Date; it being understood that in the event the purchase price paid is equal to the amount in clause (y) above, any Defaulted Contracts and any related recoveries shall remain property of the Trust. In the event that the Trust Certificate Holder elects to redeem the Notes in accordance with this Section 9.02(a), the Trust Certificate Holder shall be required to notify the Indenture Trustee in writing by no later than two (2) Business Days prior to a notice required to be sent by the Indenture Trustee pursuant to Section 9.02(b).

         (b) Notice of any termination pursuant to Section 9.02(a) shall be given promptly by the Indenture Trustee, by letter to Noteholders mailed not later than the 10th day of the month immediately preceding the month of such final Payment Date specifying (i) the Payment Date upon which final payment of the Notes will be made, (ii) the scheduled amount of any such final payment,
(iii) that interest shall cease to accrue on the Class A Notes and the Class B Notes on such final Payment Date and (iv) the address for presentation of the Notes for final payment. On such final Payment Date, the Indenture Trustee shall cause to be distributed the amounts otherwise distributable on such Payment Date pursuant to Section 3.05 hereof, taking into account the purchase pursuant to
Section 9.02(a). After such Payment Date, interest on the Class A and Class B Notes shall cease to accrue.

         (c) The final payment on any Note shall only be made upon the presentation of such Note to the Indenture Trustee at the office specified in the notice described in Section 9.02(b) above.

         (d) In the event that any amount due to any Noteholder remains unclaimed, the Servicer shall, at its expense, cause to be published once, in the eastern edition of The Wall Street Journal, notice that such money remains unclaimed. If, within two years after such publication, such amount remains unclaimed, the Servicer shall be entitled to all unclaimed funds and other assets which remain subject hereto, and the Indenture Trustee upon written direction from the Servicer shall transfer such funds and shall be discharged of any responsibility for such funds and, the Noteholders shall look to the Servicer for payment.

                                   ARTICLE X.

                         Noteholders' Lists and Reports

         Section 10.01 Note Registrar To Furnish To Indenture Trustee Names and Addresses of Noteholders. The Note Registrar will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after the earlier of (i) each Record Date and (ii) three months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date, (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished. The Indenture Trustee or, if the Indenture Trustee is not the Note Registrar, the Note Registrar shall furnish to the Trust in writing upon their written request and at such other times as the Trust may request a copy of the list of Noteholders.

         Section 10.02 Preservation of Information; Communications to Noteholders. (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee and the names and addresses of Noteholders received by the Indenture Trustee in its capacity as Note Registrar.

         (b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

         (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

         Section 10.03 Reports by the Trust. (a) The Servicer, on behalf of the Trust, shall:

                           (i) file with the Indenture Trustee, within 15 days after the Trust is required to file the same with the Commission, copies of the annual reports and copies of the information documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Trust may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

                           (ii) file with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

                           (iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA Section 313(c)) such summaries of any information, documents and reports required to be filed by the Trust pursuant to clauses (i) and
         (ii) of this Section 10.03(a) as may be required by rules and regulations prescribed from time to time by the Commission; and

                           (iv) supply to the Indenture Trustee a report that complies with TIA Section 314(a)(4), as set forth in Section 6.06 hereof.

                  (b) Unless the Trust otherwise determines, the fiscal year of the Trust shall end as of December 31 of each year for purposes of this section.

                  Section 10.04 Reports by Indenture Trustee. If required by TIA
Section 313(a), within 60 days after each August 31, beginning with August 31, 2000, the Indenture Trustee shall mail to each Noteholder as required by TIA
Section 313(c) a brief report dated as of such date that complies with TIA
Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b).

                  A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Trust shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.

                  Section 10.05 Compliance Certificates and Opinions, etc. Upon any application or request by the Trust to the Indenture Trustee to take any action under any provision of this Indenture, the Trust shall furnish to the Indenture Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

                  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                           (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

                           (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                           (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (iv) a statement as to whether, in the opinion of each such signatory such condition or covenant has been complied with.

                                   ARTICLE XI.

                            MISCELLANEOUS PROVISIONS

                  Section 11.01 Amendment. (a) This Indenture may be amended from time to time by the Trust, the Servicer, SierraCities.com and the Indenture Trustee, without the consent of any of the Noteholders, to cure any ambiguity herein; provided, however, that such action shall not, as evidenced by an Opinion of Counsel acceptable to the Indenture Trustee, adversely affect in any respect the interests of any Noteholder.

                  (b) This Indenture may also be amended from time to time by the Trust, the Servicer, SierraCities.com and the Indenture Trustee with the consent of the Majority Holders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Contracts or distributions that are required to be made on any Note without the consent of the Holder of such Note or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Notes then outstanding.

                  (c) Prior to the effectiveness of any amendment under Section 11.01(a) or (b), the Rating Agencies shall have confirmed in writing their respective ratings of the Notes.

                  (d) Promptly after the execution of any such amendment, the Indenture Trustee shall furnish a written copy of the text of such amendment (and any consent required with respect thereto) to each Noteholder and the Rating Agencies.

                  (e) Approval of the particular form of any proposed amendment or consent shall not be necessary for the consent of the Noteholders under
Section 11.01(b), but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by the Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

                  (f) The Indenture Trustee shall be entitled to receive an Officer's Certificate and an Opinion of Counsel to the effect that all conditions precedent to the amendment of this Indenture have been satisfied. The Indenture Trustee may, but shall not be obligated to, execute and deliver any such amendment which affects that Indenture Trustee's rights, powers, immunities or indemnifications hereunder.

                  Section 11.02 Conformity With Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article XI shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the TIA.

                  Section 11.03 Limitation on Rights of Noteholders. (a) The death or incapacity of any Noteholder shall not operate to terminate this Indenture or the Trust, nor entitle such Noteholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  (b) It is understood and intended, and expressly covenanted by each Noteholder with every other Noteholder and the Indenture Trustee, that no one or more Holders of Notes shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Indenture to affect, disturb or prejudice the rights of the Holders of any other of the Notes, to obtain or seek to obtain priority over or preference to any other Holder of the same class of Notes or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Noteholders of the same class. For the protection and enforcement of the provisions of this Section 11.03, each and every Noteholder and the Indenture Trustee shall be entitled to such relief as can be given either at law or in equity.

                  Section 11.04 Counterparts. For the purpose of facilitating the execution of this Indenture and for other purposes, this Indenture may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                  Section 11.05 Governing Law. THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS OF ANY STATE.

                  Section 11.06 Notices. All demands, notices, instructions, directions and communications (other than periodic communications of a routine nature made in connection with the dissemination of information regarding the Pledged Property, the Servicer and the Trust required to be delivered hereunder, which shall be delivered or mailed by first class mail or facsimile transmission) hereunder shall be in writing, personally delivered or mailed by overnight courier, and shall be deemed to have been duly given upon receipt (a) in the case of the Servicer, at 600 Travis Street, Suite 7050, Houston, Texas 77002, Attention: Sandy Ho, telephone (713) 221-8822, telecopy (713) 221-1818,
(b) in the case of the Trust, Christiana Bank & Trust Company, at Greenville Center, 3801 Kennett Pike, Greenville, Delaware 19807, Attention: Corporate Trust Administration, telephone (302) 421-5800, telecopy (302) 421-5815, (c) in the case of the Indenture Trustee, at Four Albany Street, 10th Floor, New York, New York 10006, Attention: Corporate Trust and Agency Group Structured Finance Team, telephone 212-250-4237, telecopy 212-250-6439, (d) in the case of Moody's, 99 Church Street, New York, New York 10004, Attention: ABS Monitoring Group, telephone (212) 553-0300, telecopy (212) 553-3856, (e) in the case of DCR, 55
East Monroe Street, Suite 3800, Chicago, Illinois 60603, Attention: Asset Backed Monitoring - Equipment Leases, telephone (312) 368-3160, telecopy (312) 368-2069 and (f) any notice so mailed within the time prescribed in this Indenture shall be conclusively presumed to have been duly given on the fifth Business Day following mailing, whether or not the Noteholder receives such notice.

                  Section 11.07 Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Indenture shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Indenture and shall in no way affect the validity or enforceability of the other provisions of this Indenture or of the Notes or the rights of the Holders thereof.

                  Section 11.08 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this indenture by any of the provisions of the TIA, such required provision shall control.

                  The provisions of TIA Sections 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

                  Section 11.09 Reserved.

                  Section 11.10 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 5.02 of the Servicing Agreement, this Indenture may not be assigned by the Servicer except with the prior written consent of the Trust and the Holders of the Notes of the applicable Class evidencing Percentage Interests of not less than 66-2/3%. Notice of any such assignment received by a Responsible Officer of the Indenture Trustee shall be given to the Rating Agencies by the Indenture Trustee.

                  Section 11.11 Binding Effect. This Indenture shall inure to the benefit of, and shall be binding upon the Servicer, the Trust, the Indenture Trustee and the Noteholders and their respective successors and permitted assigns, subject, however, to the limitations contained in this Indenture. This Indenture shall not inure to the benefit of any Person other than the Trust, the Servicer, the Indenture Trustee and the Noteholders.

                  Section 11.12 Survival of Agreement. All covenants, agreements, representations and warranties made herein and in the other documents delivered pursuant hereto shall survive the pledge of the Pledged Property and the issuance of the Notes and shall continue in full force and effect until terminated pursuant to Section 9.01 hereof.

                  Section 11.13 Captions. The captions or headings in this Indenture are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Indenture.

                  Section 11.14 Exhibits. The Exhibits to this Indenture are hereby incorporated herein and made a part hereof and are an integral part of this Indenture.

                  Section 11.15 Calculations. Except as otherwise provided in this Indenture, all interest rate calculations under this Indenture, including those with respect to the Contracts, will be made on the basis of a 360-day year and twelve 30-day months (i.e., each Interest Accrual Period shall be deemed to be equal 30 day periods) and will be carried out to at least seven decimal places.

                  Section 11.16 No Proceedings. The Servicer, SierraCities.com, the Trust and the Indenture Trustee each hereby agrees that it will not directly or indirectly institute, or cause to be instituted, against the Trust Certificate Holder or the Trust any bankruptcy or insolvency proceeding so long as there shall not have elapsed one year plus one day since the maturity date of the latest maturing securities of the Trust.

                  IN WITNESS WHEREOF, the Trust, the Servicer, SierraCities.com and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, all as of the day and year first above written.


                                  FIRST SIERRA HEALTHCARE EQUIPMENT
                                     CONTRACT TRUST 2000-1, a common law trust acting through its trustee, CHRISTIANA BANK & TRUST COMPANY, not in its individual capacity but solely as owner trustee, as Issuer



                                  By /s/ Louis W. Geibel
                                    -------------------------------------------
                                         Louis W. Geibel
                                         Vice President


                                  SIERRACITIES.COM INC., as Servicer



                                  By /s/ E. Roger Gebhart
                                    -------------------------------------------
                                         E. Roger Gebhart
                                         Executive Vice President


                                  BANKERS TRUST COMPANY, not in its individual
                                    capacity but solely as Indenture Trustee



                                  By /s/ Patricia Russo
                                    -------------------------------------------
                                         Patricia Russo
                                         Vice President





                          [Signature Page to Indenture]

                FIRST SIERRA HEALTHCARE EQUIPMENT CONTRACT TRUST
                                  SERIES 2000-1

                            ANNEX A -- DEFINED TERMS

         "Account" means any account established pursuant to Article III of the Indenture.

         "Addition Notice" means, with respect to any transfer of Subsequent Contracts to the Trust pursuant to Section 2.02(c) of the Receivables Transfer Agreement, notice of a Seller's election to transfer Subsequent Contracts to the Trust, such notice to designate the related Subsequent Transfer Date and the approximate aggregate Discounted Contract Principal Balance of the Subsequent Contracts to be transferred on such Subsequent Transfer Date.

         "Advance Payment" means, with respect to a Contract and a Collection Period, any Scheduled Payment, Final Scheduled Payment or portion of either made by or on behalf of an Obligor and received by the Servicer during such Collection Period, which Scheduled Payment, Final Scheduled Payment or portion thereof does not become due until a subsequent Collection Period.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Aggregate Discounted Contract Principal Balance" means, at any time of determination, an amount equal to the sum of the Discounted Contract Principal Balances of all Contracts then comprising the Pledged Property.

         "Aggregate Initial Note Principal Balance" means the aggregate of the Initial Class A Note Principal Balance and the Initial Class B Note Principal Balance.

         "Aggregate Note Principal Balance" means, as of any date of determination, the aggregate of the Class A Note Principal Balance and the Class B Note Principal Balance Outstanding on such date of determination.

         "Applicable Securities" means, for so long as the Class A Note Principal Balance is greater than zero, the Class A Notes; following reduction of the Class A Note Principal Balance to zero, and for so long as the Class B Note Principal Balance is greater than zero, the Class B Notes; following reduction of the Class B Note Principal Balance to zero, the Trust Certificate.

         "Applicant" has the meaning specified in Section 5.06 of the Indenture.

         "Authorized Officer" means, with respect to the Issuer and the Servicer, any officer or agent acting pursuant to a power of attorney of the Owner Trustee or the Servicer, as applicable, who is authorized to act for the Owner Trustee or the Servicer, as applicable, in matters relating to the Trust and who is identified on the list of Authorized Officers delivered by each of the Owner Trustee and the Servicer to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

         "Available Funds" means, with respect to a Payment Date, (i) all amounts held in the Collection Account on the related Determination Date for the related Collection Period, after taking into account all deposits to be made on such Determination Date, (ii) proceeds of any Servicer Advances to be made no later than the Business Day immediately prior to the Payment Date, other than any such amounts which relate to any subsequent Collection Period, (iii) any Repurchase Amounts to be deposited by the Trust Certificate Holder two Business Days prior to the Payment Date pursuant to Section 4.01 of the Indenture (iv) on each Payment Date on or prior to the Payment Date in June 2000, the Capitalized Interest Requirement, if any, and (v) on the Payment Date immediately following the termination of the Pre-Funding Period, the amount on deposit in the Pre-Funding Account at such time.

         "Bankruptcy Code" means the Bankruptcy Code of 1978, as amended, as codified under Title 11 of the United States Code, and the Bankruptcy Rules promulgated thereunder, as the same may be in effect from time to time.

         "Base Principal Amount" means, with respect to any Payment Date, an amount equal to the sum of (i) the excess of (x) the Aggregate Discounted Contract Principal Balances of the Contracts as of the close of business on the last day of the second preceding Collection Period over (y) the Aggregate Discounted Contract Principal Balances of the Contracts as of the close of business on the last day of the immediately preceding Collection Period plus
(ii) on the Payment Date immediately following the termination of the Pre-Funding Period, the amount on deposit in the Pre-Funding Account at such time.

         "Benefit Plan" has the meaning as specified in Section 5.03(f) of the Indenture.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Houston, Texas, Greenville, Delaware, in the city and State where the Indenture Trustee's principal corporate trust office is located, or in the city and State where the Servicer's principal office is located, are authorized or obligated by law, executive order or governmental decree to be closed; provided, however, that the Servicer shall, from time to time, deliver written notice to the other parties hereto of any differences in Business Days between the States of Texas (or any other state where the Servicer has its principal office) and New York.

         "Capitalized Interest Account" means the account established and maintained pursuant to Section 3.02(b) of the Indenture.

         "Capitalized Interest Account Deposit" means $12.79.

         "Capitalized Interest Requirement" means with respect to any Payment Date occurring during the Pre-Funding Period, an amount equal to interest for the related Interest Accrual Period on the amount on deposit in the Pre-Funding Account, calculated at the sum of the weighted average of the Note Rates on the Notes.

         "Capitalized Interest Required Reserve Amount" means on any Payment Date, an amount equal to the product of (i) the Discount Rate less the sum of
(a) the Servicing Fee Rate and (b) 2.5%, (ii) the amount on deposit in the Pre-Funding Account as of such Payment Date, and (iii) a fraction, the numerator of which is the number of days remaining until the Payment Date immediately following the termination of the Pre-Funding Period and the denominator of which is 360.

         "Calculation Date" means, with respect to a Collection Period, the close of business on the last day of such Collection Period, or if such day is not a Business Day, the immediately succeeding Business Day.

         "Casualty Loss" means, with respect to a Contract, any loss, theft, condemnation, governmental taking, destruction, or damage beyond repair of any item of Equipment subject thereto which results, in accordance with the terms of the Contract, in a reduction in the number or amount of any future Scheduled Payments due thereunder or in the termination of the Obligor's obligation to make future Scheduled Payments thereunder.

         "Certificate Register" and "Certificate Registrar" shall mean the register mentioned and the registrar appointed pursuant to Section 3.4 of the Trust Agreement.

         "Class" means all of the Class A-1 Notes, and all of the Class A-2 Notes and all of the Class B Notes, as applicable.

         "Class A Base Principal Distribution Amount" means with respect to any Payment Date, the sum of (a) the product of (i) the Class A Percentage and (ii) the Base Principal Amount for the related Collection Period plus (b) Overdue Principal with respect to the Class A Notes.

         "Class A Maturity Date" means the Class A-1 Maturity Date or the Class A-2 Maturity Date, as applicable.

         "Class A Note" means any one of the Class A-1 Notes, or the Class A-2 Notes.

         "Class A Note Factor" means the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available to the Indenture Trustee on the related Determination Date representing the ratio of (a) the Class A Note Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to (b) the Initial Class A Note Principal Balance.

         "Class A Noteholder" means the Person in whose name a Class A Note is registered in the Register.

         "Class A Note Interest" means the Class A-1 Note Interest or the Class A-2 Note Interest, as applicable.

         "Class A Note Principal Balance" means, at any time, the Initial Class A Note Principal Balance minus all payments theretofore received by the Class A Noteholders on account of principal.

         "Class A Overdue Principal" means, with respect to any Payment Date, the difference, if any, equal to (a) the aggregate of the Class A Principal Payment Amounts due on all prior Payment Dates and (b) the aggregate amount of the principal (from whatever source) actually distributed to Class A Noteholders on all prior Payment Dates.

         "Class A Percentage" means (a) with respect to the earlier of (i) each Payment Date prior to and including the May 2001 Payment Date or (ii) the Payment Date on which the Class A-1 Note Principal Balance has been reduced to zero, 100.0% and (b) on each Payment Date beginning with the June 2001 Payment Date until the Class A Note Principal Balance has been reduced to zero 92.55%; provided, however, that following the occurrence of a Gross Charge-Off Event, the Class A Percentage shall be equal to 100.0% until the Class A Note Principal Balance has been reduced to zero.

         "Class A Percentage Interest" means the interest in the Class A Portion of the Trust that is evidenced by a Class A Note and that is set forth on the face of such Note; provided, however, that the Issuer shall only issue Class A Notes evidencing in the aggregate Class A Percentage Interests totaling 100%. To the extent that, for federal income tax purposes, the Class A Notes constitute indebtedness, all references in this Agreement to Holders of Class A Notes owning a specified percentage of the outstanding Class A Note Principal Balance shall be construed to mean Holders of Class A Notes evidencing such specified percentage of the then outstanding indebtedness.

         "Class A Portion" means the aggregate interest in the Trust evidenced by the Class A Notes.

         "Class A Principal Payment Amount" means, for any Payment Date, the lesser of (i) the Class A Base Principal Distribution Amount for such Payment Date, and (ii) the Class A Note Principal Balance as of such Payment Date (prior to making any distributions of principal on such Payment Date); provided, however, for any Payment Date which occurs on a Class A Maturity Date for any Class A Note, the Class A Principal Payment Amount shall not be less than the amount required to reduce the Note Principal Balance of such Class of Class A Notes to zero.

         "Class A Termination Date" means the date on which all amounts owing to the Class A Noteholders have each been paid in full.

         "Class A-1 Maturity Date" means the Payment Date in January 2005.

         "Class A-1 Note" means any one of the Class A-1 Notes executed and authenticated by the Indenture Trustee, substantially in the form of Exhibit C-1 to the Indenture.

         "Class A-1 Note Current Interest" means, with respect to any Collection Period, the interest accrued during the related Interest Accrual Period, equal to the product of (x) a fraction, the numerator of which is the number of actual days elapsed during the related Interest

Accrual Period and the denominator of which is 360, (y) the Class A-1 Note Rate and (z) the aggregate Class A-1 Note Principal Balance outstanding immediately prior to such Payment Date.

         "Class A-1 Noteholder" means the Person in whose name a Class A-1 Note is registered in the Register.

         "Class A-1 Note Interest" means, with respect to any Collection Period, the Class A-1 Note Current Interest and the Class A-1 Overdue Interest.

         "Class A-1 Note Principal Balance" means, at any time, the Initial Class A-1 Note Principal Balance minus all payments theretofore received by the Class A-1 Noteholders on account of principal.

         "Class A-1 Note Rate" means 7.49% per annum.

         "Class A-1 Overdue Interest" means, with respect to any Payment Date, the difference between (a) the sum of (i) the excess, if any, of any Class A-1
Note Interest due on the immediately preceding Payment Date over the Class A-1
Note Interest paid on such immediately preceding Payment Date and (ii) without duplication of the amount described in clause (i), the amount of the Class A-1 Overdue Interest due and unpaid as of the immediately preceding Payment Date and
(b) any Class A-1 Overdue Interest paid on such Payment Date.

         "Class A-1 Percentage Interest" means the interest in the Class A-1 Portion of the Trust that is evidenced by a Class A-1 Note and that is set forth on the face of such Note; provided, however, that the Issuer shall only issue Class A-1 Notes evidencing in the aggregate Class A-1 Percentage Interests totaling 100%. To the extent that, for federal income tax purposes, the Class A-1 Notes constitute indebtedness, all references in the Transaction Documents to Holders of Class A-1 Notes owning a specified percentage of the outstanding Class A-1 Note Principal Balance shall be construed to mean Holders of Class
A-1 Notes evidencing such specified percentage of the then outstanding indebtedness.

         "Class A-1 Portion" means the aggregate interest in the Trust evidenced by the Class A-1 Notes.

         "Class A-2 Maturity Date" means the Payment Date in December 2010.

         "Class A-2 Note" means any one of the Class A-2 Notes executed and authenticated by the Indenture Trustee, substantially in the form of Exhibit C-2 to the Indenture.

         "Class A-2 Note Current Interest" means, with respect to any Collection Period, the interest accrued during the related Interest Accrual Period, equal to the product of (x) one-twelfth of the Class A-2 Note Rate and (y) the aggregate Class A-2 Note Principal Balance outstanding immediately prior to such Payment Date.

         "Class A-2 Noteholder" means the Person in whose name a Class A-2 Note is registered in the Register.

         "Class A-2 Note Interest" means, with respect to any Collection Period, the Class A-2 Note Current Interest and the Class A -2 Overdue Interest.

         "Class A-2 Note Principal Balance" means, at any time, the Initial Class A-2 Note Principal Balance minus all payments theretofore received by the Class A-2 Noteholders on account of principal.

         "Class A-2 Note Rate" means 7.77% per annum.

         "Class A-2 Overdue Interest" means, with respect to any Payment Date, the difference between (a) the sum of (i) the excess, if any, of any Class A-2
Note Interest due on the immediately preceding Payment Date over the Class A-2
Note Interest paid on such immediately preceding Payment Date and (ii) without duplication of the amount described in clause (i), the amount of the Class A-2 Overdue Interest due and unpaid as of the immediately preceding Payment Date, and (b) any Class A-2 Overdue Interest paid on such Payment Date.

         "Class A-2 Percentage Interest" means the interest in the Class A-2 Portion of the Trust that is evidenced by a Class A-2 Note and that is set forth on the face of such Note; provided, however, that the Issuer shall only issue Class A-2 Notes evidencing in the aggregate Class A-2 Percentage Interests totaling 100%. To the extent that, for federal income tax purposes, the Class A-2 Notes constitute indebtedness, all references in the Transaction Documents to Holders of Class A-2 Notes owning a specified percentage of the outstanding Class A-2 Note Principal Balance shall be construed to mean Holders of Class A-2 Notes evidencing such specified percentage of the then outstanding indebtedness.

         "Class A-2 Portion" means the aggregate interest in the Trust evidenced by the Class A-2 Notes.

         "Class B Base Principal Distribution Amount" means, with respect to any Payment Date, the sum of (a) the product of (i) the Class B Percentage and (ii) the Base Principal Amount for the related Collection Period plus (b) Overdue Principal with respect to the Class B Notes.

         "Class B Maturity Date" means the Payment Date in May 2011.

         "Class B Note" means any one of the Class B Notes executed and authenticated by the Indenture Trustee, substantially in the form of Exhibit D-1 to the Indenture.

         "Class B Note Current Interest" means, with respect to any Payment Date, the interest accrued during the related Interest Accrual Period, equal to the product of (x) one-twelfth of the Class B Note Rate and (y) the Class B Note Principal Balance outstanding immediately prior to such Payment Date.

         "Class B Note Factor" means the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available to the Indenture Trustee on the related Determination Date representing the ratio of (a) the Class B Note Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to (b) the Initial Class B Note Principal Balance.

         "Class B Noteholder" means the Person in whose name a Class B Note is registered in the Register.

         "Class B Note Interest" means, with respect to any Payment Date, the Class B Note Current Interest and the Class B Overdue Interest.

         "Class B Note Principal Balance" means, at any time, the Initial Class B Note Principal Balance minus all payments theretofore received by the Class B Noteholders on account of principal.

         "Class B Note Rate" means 7.95% per annum.

         "Class B Overdue Interest" means, with respect to any Payment Date, the difference between (a) the sum of (i) the excess, if any, of any Class B Note Interest due on the immediately preceding Payment Date over the Class B Note Interest paid on such immediately preceding Payment Date and (ii) without duplication of the amount described in clause (i), the amount of the Class B Overdue Interest due and unpaid as of the immediately preceding Payment Date, and (b) any Class B Overdue Interest paid on such Payment Date.

         "Class B Overdue Principal" means, with respect to any Payment Date, the difference, if any, equal to (a) the aggregate of the Class B Principal Payment Amounts due on all prior Payment Dates and (b) the aggregate amount of the principal (from whatever source) actually distributed to Class B Noteholders on all prior Payment Dates.

         "Class B Percentage" means on any date of determination, 100% minus the Class A Percentage as of such date of determination.

         "Class B Percentage Interest" means the interest in the Class B Portion of the Trust that is evidenced by a Class B Note and that is set forth on the face of such Note; provided, however, that the Issuer shall only issue Class B Notes evidencing in the aggregate Class B Percentage Interests totaling 100%. To the extent that, for federal income tax purposes, the Class B Notes constitute indebtedness, all references in the Transaction Documents to Holders of Class B Notes owning a specified percentage of the outstanding Class B Note Principal Balance shall be construed to mean Holders of Class B Notes evidencing such specified percentage of the then outstanding indebtedness.

         "Class B Portion" means the aggregate interest in the Trust evidenced by the Class B Notes.

         "Class B Principal Payment Amount" means, for any Payment Date, the lesser of (i) the Class B Base Principal Distribution Amount for such Payment Date and (ii) the amount necessary to reduce the Class B Note Principal Balance to zero.

         "Closing Date" means April 11, 2000.

         "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder, as the same may be in effect from time to time and any successor thereto.

         "Collection Account" means the Eligible Bank Account established pursuant to Section 3.01 of the Indenture.

         "Collection Period" means, with respect to any Payment Date, the period from the opening of business on the second day of the immediately preceding calendar month through the close of business on the first day of the calendar month in which such Payment Date occurs.

         "Collections" means, with respect to a Collection Period and a Contract, all Scheduled Payments, Liquidation Proceeds, Insurance Proceeds, Early Termination Contract Proceeds, Prepayments, proceeds from any Contract subject to a Casualty Loss, Final Scheduled Payments, Prepayments and amounts received in respect of the Contracts or related Equipment pursuant to any Source Agreements (including amounts received as a Source Repurchase Price from the Source under any recourse agreements, amounts received as a Source Repurchase Price from the Guarantor, amounts withdrawn from the Reserve Account or amounts withdrawn from the Letter of Credit Deposit Account) and Defaulted Contract Recoveries received by the Servicer from or on behalf of an Obligor with respect to such Contract during such Collection Period. Collections do not include Servicing Charges, Excluded Amounts, Repurchase Amounts, Advance Payments and Servicer Advances.

         "Computer Tape" means, collectively, the computer tapes generated by the Servicer which provide information relating to the Contracts and which were, or will be, used by the Servicer in selecting the Contracts conveyed to the Issuer pursuant to the Receivables Transfer Agreement and any Subsequent Transfer Agreement.

         "Contract" means each of the agreements evidencing the indebtedness of the related Obligor, including, as applicable, schedules, supplements and amendments thereto, under which the Source or SierraCities.com, as applicable, leases or finances specified Equipment to an Obligor and which are conveyed to the Trust and identified on the List of Initial Contracts delivered on the Closing Date, with respect to Subsequent Contracts, on the List of Subsequent Contracts delivered on the related Subsequent Transfer Date or, with respect to Substitute Contracts, on the List of Substitute Contracts delivered on the related Substitute Transfer Date.

         "Contract File" means, with respect to each Contract, (1) a certified copy of the master Contract, if applicable, (2) the executed original counterpart of the Contract that constitutes "chattel paper" or an "instrument" for purposes of Sections 9-105(1)(b), 9-105(l)(i) or 9-305 of the UCC, (3) an original certificate, executed by an Obligor, evidencing delivery and acceptance of the Equipment, (4) Obligor's corporate resolutions and secretary's certificate, if required under the Credit and Collection Policies and Procedures, (5) a guaranty, if any, (6) copies of documentation relating to the purchase of the Equipment, (7) documents evidencing or related to any Insurance Policy (such documents required to be included therein only with respect to Equipment which had an Original Equipment Cost of more than $40,000), (8) evidence of filing or copies of all UCC financing statements filed with respect to the Equipment or the Contract in accordance with the Filing Requirements; all such UCC financing statements shall include either (a) UCC standard forms executed by the debtor and the secured party, as required, or (b) evidence of the electronic filing of such UCC financing statement, in which case acknowledgement copies shall be forwarded promptly as they are received, (9) with respect to a Contract originated by the Source, a certified copy of the related sale and assignment between the Source and SierraCities.com, as well as any other Contract assignments, (10) copies of any additional Contract documents evidencing any changes or modifications of a Contract by the Servicer in accordance with the terms of the Servicing Agreement, and (11) reference to the applicable contract management code on the Contract Management System and any other documents relating thereto held by SierraCities.com, as Servicer.

         "Contract Management Code" has the meaning set forth in Section 2.01 of the Receivables Transfer Agreement.

         "Contract Management System" means the computerized electronic contract management system maintained by SierraCities.com for all Contracts and other agreements similar to the Contracts.

         "Contract Number" means, with respect to each Contract, its identifying number.

         "Contract Pool" means, at any time, all Contracts held as part of the Pledged Property.

         "Conveyance Date" means, with respect to the Initial Contracts, the Closing Date, with respect to a Subsequent Contract, the related Subsequent Transfer Date and with respect to Substitute Contracts, the Substitute Transfer Date.

         "Conveyed Assets" means the Initial Conveyed Assets, the Subsequent Conveyed Assets and the Substitute Conveyed Assets.

         "Corporate Trust Office" means the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of this Agreement is specified in Section
11.06 of the Indenture.

         "Credit and Collection Policies and Procedures" means the credit and collection policies and procedures of the Servicer.

         "Credit File" means, with respect to each Contract, the following documents: (a) copies of the Contract, any UCC financing statements and any other original documents related to the Contract, (b) the application of the related Obligor, (c) documentation evidencing the information with respect to such Contract input into the Contract Management System and (d) any other information required by the Servicer pursuant to its customary policies and procedures.

         "Cut-Off Date" means, with respect to the Initial Contracts, the Initial Cut-Off Date, with respect to the Subsequent Contracts, the related Subsequent Cut-Off Date and with respect to each Substitute Contract, the related Substitute Cut-Off Date.

         "DCR" means Duff & Phelps Credit Rating Co.

         "Default Notice" means the notice, substantially in the form of Exhibit E to the Indenture, delivered by the Servicer to the Indenture Trustee, the Source and the Guarantor of the Source's obligation, whereby the Servicer seeks to enforce Source Agreement Rights.

         "Defaulted Contract" means a Contract that becomes defaulted at the earlier of the date on which (i) the Servicer has determined in its sole discretion, in accordance with the Servicing Standard and its customary servicing procedures, that such Contract is not collectible, (ii) all or part of a Scheduled Payment thereunder is more than 180 days delinquent, or (iii) such Contract was repurchased by the Source pursuant to the Source Agreement. The determination as to delinquency of Scheduled Payments shall be made after the application of amounts received in accordance with the Servicer's accounting procedures related to classification of delinquency consistent with its delinquency results for financial reporting purposes.

         "Defaulted Contract Recoveries" means all proceeds of the sale of Equipment related to Defaulted Contracts and any amounts collected as judgments against an Obligor or others related to the failure of such Obligor to pay any required amounts under the related Contract or to return the Equipment, in each case as reduced by (i) any unreimbursed Servicer Advances with respect to such Contract or such Equipment and (ii) any reasonably incurred out-of-pocket expenses incurred by the Servicer in enforcing such Contract or in liquidating such Equipment.

         "Delinquent Contract" means, as of any Determination Date, any Contract (other than a Contract which became a Defaulted Contract prior to such Determination Date) with respect to which all or a portion of any Scheduled Payment was not received when due by the Servicer as of the close of business on the last day of the month in which such payment was due. The determination as to delinquency of Scheduled Payments shall be made after the application of amounts received in accordance with the Servicer's accounting procedures related to classification of delinquency consistent with its delinquency results for financial reporting purposes.

         "Depositor" means First Sierra Receivables III, Inc., a Delaware corporation.

         "Depository" means The Depository Trust Company, 55 Water Street, New York, New York 10041 and any successor Depository hereafter named.

         "Determination Date" means, with respect to a Payment Date, a date which is two Business Days prior to such Payment Date.

         "Direct Participant" means any broker-dealer, bank or other financial institution for which the Depository holds the Class A and Class B Notes from time to time as a securities depositary.

         "Discounted Contract Principal Balance" means, with respect to any Contract, on any Determination Date, the sum of the present value of all of the remaining Scheduled Payments becoming due under such Contract after the end of the prior Collection Period, discounted monthly at the Discount Rate in the manner described below; provided, however, that except to the extent expressly provided in the Indenture or the Servicing Agreement, the Discounted Contract Principal Balance of any Defaulted Contract, Early Termination Contract, or Expired Contract or Contract purchased by the Servicer or SierraCities.com pursuant to the Servicing Agreement or by the Trust Certificate Holder pursuant to the Indenture, shall be deemed to be equal to zero as of the last day of the immediately preceding Collection Period.

         In connection with all calculations required to be made pursuant to the Transaction Documents with respect to the determination of Discounted Contract Principal Balances, for any date of determination the "Discounted Contract Principal Balance" for each Contract shall be calculated assuming:

                  Scheduled Payments are due on the last day of each Collection Period;

                  Scheduled Payments are discounted on a monthly basis using a 30 day month and a 360 day year; and

                  Scheduled Payments are discounted to the last day of the Collection Period prior to the Determination Date.

         "Discount Rate" means, as of any date, 8.45%. The Discount Rate is equal to the sum of (a) the Class B Note Rate and (b) the Servicer Fee Rate.

         "Drawing Certificate" means the drawing certificate delivered by the Indenture Trustee to a Letter of Credit Confirming Bank to request a draw on a Letter of Credit, substantially in the form of Exhibit F-1 and F-2 to the Indenture.

         "Early Termination Contract" means any Contract that has terminated pursuant to the terms of such Contract prior to its scheduled expiration date, other than a Defaulted Contract.

         "Early Termination Contract Proceeds" means any and all cash proceeds or rents realized from the sale or re-lease of Equipment under an Early Termination Contract (net of reasonable out-of-pocket remarketing expenses).

         "Eligible Bank Account" means a segregated account, which may be an account maintained with the Indenture Trustee, which is either (a) maintained with a depository institution or trust company whose long term unsecured debt obligations are rated at least, if deposits are to be held in such account for more than thirty days, (i) "AA-" or better by S&P, (ii)"A2" or better by Moody's and (iii) A by DCR and whose short-term unsecured obligations are rated at least, if deposits are to be held in such account for thirty days or less, (i) "A-1+" by S&P, (ii) "P-1" by Moody's and (iii) D-1 by DCR; provided, that if DCR does not rate such entity then the ratings of S&P and Moody's shall suffice, or
(b) a segregated trust account or similar account maintained with a federally or state chartered depository institution subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. Section 9.10(b).

         "Eligible Contract" means any Contract that is not a Defaulted Contract and with respect to which all of the representations and warranties set forth in
Section 2.02 of the Servicing Agreement were true as of the date made.

         "Eligible Investments" means any of the following, in each case as determined at the time of the investment or contractual commitment to invest therein (to the extent such investments would not require the registration of the Trust as an investment company pursuant to the Investment Company Act):

                  (a) negotiable instruments or securities represented by instruments in bearer or registered or book-entry form which evidence:

                           (i) obligations which have the benefit of the full faith and credit of the United States of America, including depository receipts issued by a bank as custodian with respect to any such instrument or security held by the custodian for the benefit of the holder of such depository receipt,

                           (ii) demand deposits or time deposits in, or bankers' acceptances issued by, any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the Indenture Trustee's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits (if any) or long-term unsecured debt obligations (other than such obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company has a credit rating in the highest rating category from each Rating Agency, or, if not rated by DCR or Moody's, the highest rating category provided by S&P;

                           (iii) certificates of deposit having a rating in the highest rating category by each of the Rating Agencies, or, if not rated by DCR and Moody's, the highest rating category provided by S&P; or

                           (iv) investments in money market funds which are (or which are composed of instruments or other investments which are) rated in the highest rating category by each of the Rating Agencies (including funds for which the Indenture Trustee or any of its Affiliates is investment manager or advisor), or, if not rated by DCR and Moody's, the highest rating category provided by S&P;

                  (b) demand deposits in the name of the Indenture Trustee in any depositary institution or trust company referred to in clause
         (a)(ii) above;

                  (c) commercial paper (having original or remaining maturities of no more than 270 days) having a credit rating in the highest rating category by each of the Rating Agencies, or, if not rated by DCR and Moody's, the highest rating category provided by S&P;

                  (d) Eurodollar time deposits that are obligations of institutions whose time deposits carry a credit rating in the highest rating category by each of the Rating Agencies, or, if not rated by DCR and Moody's, the highest rating category provided by S&P;

                  (e) repurchase agreements involving any Eligible Investment described in any of clauses (a)(i), (a)(iii) or (d) above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category by each of the Rating Agencies, or, if not rated by DCR and Moody's, the highest rating category provided by S&P; and

                  (f) any other investment with respect to which the Rating Agency Condition has been satisfied.

         Any Eligible Investment must mature no later than the Business Day prior to the next Payment Date.

         "Equipment" means, with respect to a Contract, the equipment leased, sold or financed, as applicable, to an Obligor pursuant to such Contract, and any inventory, accounts and other general intangibles or assets, as the case may be, that secure payment under such Contract which Equipment includes the Original Equipment, the Subsequent Equipment and the Substitute Equipment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Event of Default" has the meaning specified in Section 8.01 of the Indenture.

         "Event of Servicing Termination" has the meaning specified in Section
6.01 of the Servicing Agreement.

         "Excess Amounts" means, with respect to any Contract, any payment required to be paid by the related Obligor pursuant to such Contract at the maturity of such Contract in excess of the final Scheduled Payment with respect to such Contract.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Excluded Amounts" means any payments received from an Obligor or the Source in connection with any application fees, tax processing fees, wire transfer fees, express mail fees, insurance premiums, late charges and other penalty amounts, taxes, fees or other charges imposed by any governmental authority, any indemnity payments made by an Obligor for the benefit of the obligee under the related Contract or any payments collected from an Obligor or received from the Source relating to servicing and/or maintenance payments pursuant to the related Contract or maintenance agreement, as applicable, Expired Contract Proceeds (other than any amounts then due from a related Source under the related Source Agreement) or any other non-rental charges reimbursable to the Servicer in accordance with the Servicer's customary policies and procedures plus any collections received following the end of the immediately preceding Collection Period up to the amount of the Servicer Advance made on the immediately preceding Payment Date.

         "Expired Contract" means any Contract that has terminated on its scheduled expiration date after full payment of all Scheduled Payments and the Final Scheduled Payment.

         "Expired Contract Proceeds" means any and all cash proceeds or rents realized from the sale or re-lease of Equipment under an Expired Contract.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System and any successor thereto.

         "Filing Locations" means the jurisdictions in which any Equipment is located under Contracts as of the applicable Cut-Off Date.

         "Filing Requirements" means

         (a) with respect to the Contracts, a UCC-1 financing statement with respect to the assignment of all Contracts and any related Source Agreement Rights by the related Source to SierraCities.com pursuant to the related Source Agreement, by SierraCities.com to the Sellers pursuant to the Warehouse Trusts, by the Sellers to the Owner Trustee, on behalf of the Issuer pursuant to the Receivables Transfer Agreement,

         (b) with respect to the Contracts and any related Source Agreement Rights, a UCC-1 financing statement with respect to the pledge by the Owner Trustee, on behalf of the Issuer, of all Contracts and any related Source Agreement Rights to the Indenture Trustee pursuant to the Indenture,

         (c) with respect to Equipment, (i) in each Filing Location in which Equipment with an Original Equipment Cost of $75,000 or greater is then located, financing statements on Form UCC-1 for Contracts originated by the Source, naming the Obligor as debtor and the Source as secured party and First Sierra Financial, Inc. or SierraCities.com as assignee; and (ii) with respect to clause
(i), the filings in paragraph (b) above in favor of the Indenture Trustee in respect of the Contracts shall include all related rights relating to such Contracts, including the security interests in the Equipment subject to this clause (c).

         "Final Scheduled Payment" means, with respect to any Contract, any payment set forth in such Contract other than the regular Scheduled Payment which is required to be paid by the related Obligor at the maturity of such Contract.

         "Financing Statements" means a form UCC-1 financing statement.

         "First Sierra Group" means, as of any relevant date, the affiliated group within the meaning of section 1504 of the Code of which SierraCities.com, or any successor thereto, is the common parent, or of which SierraCities.com is a member, and shall mean any group eligible to file consolidated, combined or unitary returns for state, local or foreign tax purposes which includes SierraCities.com, regardless of the identity of the common parent.

         "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar function of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

         "Governmental Authority" means (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to the jurisdiction of which such Person has consented.

         "Gross Charge-Off Event" exists on any Payment Date on which the Gross Charge-Off Ratio exceeds 10.0 %.

         "Gross Charge-Off Ratio" means, with respect to any Payment Date, the quotient, expressed as a percentage, of (a) the sum of the aggregate Discounted Contract Principal Balance of all Defaulted Contracts divided by (b) the Aggregate Discounted Contract Principal Balance of all Contracts as of the related Conveyance Date. For the purposes of the calculation of the Gross Charge-Off Ratio, the Discounted Contract Principal Balance of any Contract which is a Defaulted Contract shall not be zero, but shall instead be calculated as provided in the definition of Discounted Contract Principal Balance without reference to the last proviso in such definition.

         "Guarantor" means Sky Financial Group, Inc. as guarantor of the Source's obligations under the Source Agreement.

         "Guaranty" means that certain Guaranty dated as of October 1, 1999 in favor of SierraCities.com by Sky Financial Group, Inc.

         "Holder" means the Person in whose name a Note is registered in the Register, or in the case of a Trust Certificate, in the Certificate Register, as the case may be.

         "Holding Trust Agreement" means the First Sierra Holding Trust III Trust Agreement, dated as of March 1, 2000, between the Depositor of the Holding Trust and the Owner Trustee of the Holding Trust.

         "Holding Trust" means First Sierra Holding Trust III.

         "Income Taxes" means any federal, state, local or foreign taxes based upon, measured by, or imposed upon gross or net income, gross or net receipts, capital, net worth, or the privilege of doing business, and any minimum taxes or withholding taxes based upon any of the foregoing, including any penalties, interest or additions to tax imposed with respect thereto.

         "Indebtedness" means, as to any Person, (a) all indebtedness of such Person for borrowed money, (b) all leases of equipment of such Person as Obligor, (c) to the extent not included in clause (b), above, all capital leases of such Person as Obligor, (d) any obligation of such Person for the deferred purchase price of Property or services (other than trade or other accounts payable in the ordinary course of business and not more than ninety (90) days past due), (e) any obligation of such Person that is secured by a Lien on assets of such Person, whether or not that Person has assumed such obligation or whether or not such obligation is non-recourse to the credit of such Person, (f) obligations of such Person arising under acceptance facilities or under facilities for the discount of accounts receivable of such Person and (g) any obligation of such Person to reimburse the issuer of any letter of credit issued for the account of such Person upon which a draw has been made.

         "Indenture" means the Indenture, dated as of March 1, 2000, among the Trust, the Servicer and the Indenture Trustee, as amended, supplemented or otherwise modified from time to time.

         "Indenture Trustee" means the institution executing the Indenture and Servicing Agreement as Indenture Trustee, or its successor in interest, and any successor indenture trustee appointed as provided herein, or any successor to the Indenture Trustee's corporate trust business (or a substantial portion thereof) and initially shall mean Bankers Trust Company, a New York banking corporation.

         "Indenture Trustee Fee" means, with respect to each Payment Date, an amount equal to $416.67.

         "Indenture Trustee Expenses" means, the reasonable expenses of the Indenture Trustee, as set forth in Section 7.07(a)(ii) of the Indenture.

         "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.05 of the Indenture, prepared by an Independent appraiser or other expert appointed pursuant to an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in the Indenture and that the signer is Independent within the meaning thereof.

         "Independent Public Accountant" means any of (a) Arthur Andersen LLP,
(b) Deloitte & Touche, (c) PricewaterhouseCoopers, (d) Ernst & Young, and (e) KPMG Peat Marwick (and any successors thereof); provided, that such firm is independent with respect to the Servicer or any subservicer, as the case may be, within the meaning of the Securities Act of 1933, as amended.

         "Indirect Participant" means any financial institution for whom any Direct Participant holds an interest in a Class A or Class B Note.

         "Initial Aggregate Discounted Contract Principal Balance" means the Aggregate Discounted Contract Principal Balance as of the Initial Cut-Off Date, which amount is equal to $188,652,640.43.

         "Initial Class A Note Principal Balance"            $174,600,000

         "Initial Class A-1 Note Principal Balance"          $ 75,000,000

         "Initial Class A-2 Note Principal Balance"          $ 99,600,000

         "Initial Class B Note Principal Balance"            $ 14,052,729



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

         "Initial Contracts" means the Contracts pledged by the Trust to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture on the Closing Date.

         "Initial Conveyed Assets" means, with respect to the Receivables Transfer Agreement (a) all of the Sellers' right, title and interest in and to the Original Equipment, (except for any licensed products that may accompany the Original Equipment) and any new unit or units of Equipment substituted for any existing unit or units of Original Equipment, including all income and proceeds upon any sale or other disposition of the Original Equipment, (b) all of the Sellers' right, title and interest in and to, but not its obligations under, the Initial Contracts and all amendments, additions and supplements including schedules, summary schedules and subschedules made or hereafter made with respect thereto, (c) all monies due or to become due in payment of the Initial Contracts on or after the Initial Cut-Off Date, including without limitation, all Scheduled Payments thereunder (whether or not due), any Prepayments, any payments in respect of a casualty or early termination and any Liquidation Proceeds received with respect thereto, but excluding any Excluded Amounts, (d) the Contract Files, (e) all Insurance Proceeds relating to the foregoing and the Sellers' rights and interests in the Insurance Policies relating to the foregoing, (f) all Source Agreements and Source Agreement Rights to the extent they relate to any Initial Contract and any Original Equipment covered by the Initial Contracts and (g) all proceeds and income of the foregoing or relating thereto.

         "Initial Cut-Off Date" means the close of business on March 1, 2000.

         "Initial Receivables" means the Initial Contracts and the Original Equipment.

         "Initial Unpaid Amount" means, with respect to a Contract, the excess of (x) the aggregate amount of all Scheduled Payments due prior to the related Cut-Off Date over (y) the aggregate of all Scheduled Payments made prior to the related Cut-Off Date with respect to such Contract.

         "Insurance Policy" means, with respect to an item of Equipment and the related Contract, any insurance policy required to be maintained by the Obligor pursuant to such Contract that covers physical damage to such physical Equipment and liability resulting from the use, operation or possession of such Equipment (including policies procured by or on behalf of SierraCities.com on behalf of the Obligor).

         "Insurance Proceeds" means, with respect to an item of Equipment and the related Contract, any amount received during a Collection Period pursuant to an Insurance Policy issued with respect to such Equipment and related Contract.

         "Interest Accrual Period" means, with respect to any Payment Date, the period from and including the prior Payment Date to but excluding such Payment Date and with respect to the initial Payment Date, the period from and including the Closing Date to but excluding such Payment Date.

         "Investment Company Act" means the Investment Company Act of 1940, as amended (15 U.S.C. 80a-1 et seq.), as the same may be in effect from time to time, or any successor statute thereto.

         "Investment Earnings" means any and all income from the investment of monies held, from time to time, in the Collection Account, the Reserve Account, the Supplemental Interest Reserve Account the Letter of Credit Deposit Account, the Pre-Funding Account and the Capitalized Interest Account pursuant to Section
3.03 of the Indenture, net of any losses on any investments held in such accounts.

         "IRS" means the Internal Revenue Service and any successor thereto.

         "Issuer" or "Trust" means First Sierra Healthcare Equipment Contract Trust 2000-1, a common law trust acting through Christiana Bank & Trust Company, not in its individual capacity but solely as Owner Trustee.

         "Issuer Order" and "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

         "Letters of Credit" means (i) the irrevocable standby letter of credit number 452 dated as of December 30, 1999 issued by Sky Bank for the benefit of First Sierra Financial, Inc., as amended by Amendment No. 1 dated March 31, 2000 (the "Sky Letter of Credit") which Letter of Credit was confirmed by The Northern Trust Company Chicago in an Advice of Letter of Credit, Advice No. K274605, dated January 3, 2000, which advice was confirmed by the Confirming Bank on April 4, 2000 and which advice was transferred to the Trust by the Confirming Bank pursuant to a Transfer Advice of Irrevocable Letter of Credit dated April 7, 2000 and (ii) the irrevocable standby letter of credit number SLC99-1850 dated as of December 30, 1999 issued by MidAm Bank for the benefit of First Sierra Financial, Inc., as amended by Amendment No. 1 dated March 31, 2000 (the "MidAm Letter of Credit") as confirmed by Bank One N.A. on January 3, 2000, reference number 00321781, which confirmation was amended by Amendment No. 1 dated April 4, 2000, which Letter of Credit was transferred in its entity to the Trust by Bank One N.A. on April 7, 2000.

         "Letter of Credit Confirming Bank" means (i) with respect to the Sky Letter of Credit, Northern Trust Company, Chicago and (ii) with respect to the MidAm Letter of Credit, Bank One, N.A., Chicago.

         "Letter of Credit Deposit Account" means the Eligible Bank Account established pursuant to Section 3.08 of the Indenture.

         "Letter of Credit Draw Event" means the occurrence or continuation of any of the following events:

         (i) Sky Financial Group, Inc. has failed to meet its repurchase obligations set forth in its Guaranty dated December 30, 1999; or

         (ii) Sky Financial Group, Inc. or MidAm Bank has notified First Sierra Financial Inc that the related Letter of Credit will not be renewed for an additional 364 days (or the prior banking day if the expiry date falls on a non-banking date) from its current expiry; or

         (iii) the long term debt credit rating of (x) Bank One N.A. has dropped below an S&P rating of "A" or a Moody's rating of "Aa" or (y) the long term debt credit rating of Northern Trust Company, Chicago has dropped below an S&P rating of "AA" or a Moody's rating of "Aa"; or

         (iv) a Letter of Credit Confirming Bank has notified First Sierra Financial, Inc. that it will not continue to confirm the related Letter of Credit for an additional 364 days(or the prior banking day if the expiry date falls on a non-banking date) from its current expiry.

         "Letter of Credit Draw" has the meaning set forth in Section 3.08(b) of the Indenture.

         "Lien" means any mortgage, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting any property, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any Contract in the nature of a security interest, and the filing of or agreement to file or deliver any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

         "Liquidation Proceeds" means, with respect to a Defaulted Contract, proceeds from the sale or re-lease of the Equipment, proceeds of the related Insurance Policy, proceeds from any Source Agreements and any other recoveries with respect to such Defaulted Contract and the related Equipment, net of reasonable remarketing expenses and amounts so received that are required to be refunded to the Obligor on such Contract.

         "List of Contracts" means the List of Initial Contracts, each List of Subsequent Contracts and each List of Substitute Contracts.

         "List of Initial Contracts" means the List of Initial Contracts delivered pursuant to Section 2.03(a) of the Indenture.

         "List of Subsequent Contracts" means the List of Subsequent Contracts delivered pursuant to Section 2.02(c) of the Receivables Transfer Agreement.

         "List of Substitute Contracts" means the List of Substitute Contracts delivered pursuant to Section 4.02 of the Indenture.

         "Lockbox Account" means the lockbox account established pursuant to the Lockbox Agreement.

         "Lockbox Agreement" means the Lockbox Agreement dated as of February 13, 1995, among SierraCities.com and Chase Bank of Texas, N.A.

         "Lockbox Bank" means Chase Bank of Texas, N.A.

         "Majority Holders" means the holders of the Applicable Securities that together own Applicable Securities with an aggregate Percentage Interest in excess of 50%.

         "Monthly Statement" has the meaning specified in Section 4.08 of the Servicing Agreement.

         "Moody's" means Moody's Investors Service, Inc.

         "Necessary Consents" means, with respect to any Person, all necessary consents to the closing of the transactions contemplated by the Transaction Documents.

         "Notes" means the Class A Notes and the Class B Notes.

         "Noteholder" means the Person in whose name a Note is registered in the Register held by the Note Registrar.

         "Note Principal Balance" means, with respect to any Class of Notes, the Class A-1 Note Principal Balance, the Class A-2 Note Principal Balance, and the Class B Note Principal Balance, as applicable.

         "Note Rate" means, with respect to any Class of Notes, the Class A-1 Note Rate, the Class A-2 Note Rate, and the Class B Note Rate, as applicable.

         "Note Registrar" means, initially, the Indenture Trustee pursuant to
Section 5.03 of the Indenture.

         "Obligor" means, with respect to any Contract, the Person or Persons obligated to make payments with respect to such Contract, including any guarantor thereof.

         "Officer's Certificate" means a certificate delivered by an Authorized Officer.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel employed by the Servicer or other counsel, in each case acceptable to the addressees thereof.

         "Original Equipment" means any of the Equipment relating to the Initial Contracts.

         "Original Equipment Cost" means the invoice price of the Equipment, exclusive of amounts, if any, paid for taxes, warranty extensions or service contracts.

         "Original Pre-Funded Amount" means $1,000.00.

         "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

         (i) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

         (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made);

         (iii) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Trustee is presented that any such Notes are held by a bona fide purchaser; and

         (iv) Notes that have been alleged to be destroyed, lost or stolen for which replacement Notes have been issued as provided for in Section 5.04 of the Indenture;

provided, however, that in determining whether the Holders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Transaction Document, Notes owned by the Issuer, any other obligor upon the Notes, the Sellers or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee either actually knows to be so owned or has received written notice thereof shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Sellers or any Affiliate of any of the foregoing Persons.

         "Outstanding Amount" means the aggregate principal amount of all Notes or class of Notes, as applicable, Outstanding at the date of determination.

         "Owner Trustee" means Christina Bank & Trust Company, a Delaware banking corporation, not in its individual capacity but solely as owner trustee under the Trust Agreement and the Holding Trust Agreement, and any successor owner trustee.

         "Payment Date" means the 18th day of each calendar month, or if such day is not a Business Day, the immediately following Business Day, commencing on May 18, 2000 until such time as the Indenture has been terminated in accordance with Article IX thereof.

         "Percentage Interest" means, with respect to a Noteholder and a Class of Notes on any date of determination, the percentage obtained by dividing the Note Principal Balance of the Note held by such Noteholder as of the Closing Date by the related Note Principal Balance of the related Class of Notes as of the Closing Date.

         "Permitted Liens" means:

                  (a) Liens granted in favor of the Trust under the Receivables Transfer Agreement or the Indenture Trustee on behalf of the Noteholders pursuant to the Indenture; and

                  (b) Liens constituting the rights of Obligors under Contracts.

         "Person" means a natural person, partnership, limited partnership, limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity.

         "Pledged Property" means the property pledged by the Trust to the Indenture Trustee on behalf of the Noteholders pursuant to Section 2.01 of the Indenture, except for the Initial Unpaid Amounts relating thereto.

         "Pool Factor" means the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of (a) the Aggregate Discounted Contract Principal Balance of the Contracts as of the immediately preceding Calculation Date to (b) the Initial Aggregate Discounted Contract Principal Balance.

         "Pre-Funded Amount" means the Original Pre-Funded Amount reduced by amounts withdrawn from the Pre-Funding Account in accordance with Section 3.02 of the Indenture.

         "Pre-Funding Earnings" means with respect to any Payment Date, the actual Investment Earnings then on deposit in the Pre-Funding Account.

         "Pre-Funding Account" means that certain account established and maintained by the Indenture Trustee pursuant to Section 3.02(a) of the Indenture.

         "Pre-Funding Period" means the period from and including the Closing Date until the earlier of (i) the date on which the balance of funds on deposit in the Pre-Funding Account is reduced to an amount less than $100,000, (ii) the date on which an Event of Default or an Event of Servicing Termination occurs, or (iii) the close of business on June 10, 2000.

         "Prepayment" means, with respect to a Collection Period and a Contract (except a Defaulted Contract), the amount received by the Servicer during such Collection Period from or on behalf of an Obligor with respect to such Contract in excess of the sum of (x) the Scheduled Payment and any Final Scheduled Payment due during such Collection Period, plus (y) the aggregate of any overdue Scheduled Payments, Initial Unpaid Amounts and unpaid Servicing Charges for such Contract, so long as such amount is designated by the Obligor as a prepayment and the Servicer has consented to such prepayment. Defaulted Contract Recoveries are not considered to be Prepayments.

         "Prepayment Amount" means, with respect to a Payment Date and a Contract, an amount, without duplication, equal to the sum of (i) the Discounted Contract Principal Balance as of the close of business on the second preceding Collection Period (without any deduction for any security deposit paid by an Obligor, unless such security deposit has been deposited in the Collection Account pursuant to the Indenture); (ii) the product of (x) such Contract's Discounted Contract Principal Balance as of the beginning of the immediately preceding Payment Date and (y) one-twelfth of the Discount Rate; (iii) any Scheduled Payments theretofore due and not paid by an Obligor; and (iv) any Final Scheduled Payment due or to become due under the Contract.

         "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

         "Rating Agency Condition" means written confirmation from each Rating Agency that the use of such investment will not result in the reduction or withdrawal of the rating assigned by such Rating Agency to any of the Notes.

         "Rating Agencies" means DCR and Moody's.

         "Receivables" means the Contracts together with the Equipment.

         "Receivables Transfer Agreement" means the Receivables Transfer Agreement, dated as of March 1, 2000, among SierraCities.com, the Depositor, First Union National Bank, Variable Funding Capital Corporation, Fairway Finance Corporation, Merrill Lynch Mortgage Capital, Inc., First Sierra Equipment Contract Trust 1999-H, Bankers Trust Company, as trustee of the Sellers, and the Issuer.

         "Record Date" means, with respect to any Payment Date, the last day of the related Interest Accrual Period.

         "Register" means the register kept by the Indenture Trustee pursuant to
Section 5.03 of the Indenture.

         "Registration Statement" shall mean the Registration Statement filed with the SEC under the Securities Act (No. 333-12199) materially in the form in which it was declared effective.

         "Regulations G, T, U and X" means, collectively, Regulations G, T, U and X adopted by the Federal Reserve Board (12 C.F.R. Parts 207, 220, 221 and 224, respectively) and any other regulation in substance substituted therefor.

         "Representation Letter" means letters to, or agreements with, the Depository to effectuate a book entry system with respect to the Class A and Class B Notes registered in the Register under the nominee name of the Depository.

         "Repurchase Amount" means, with respect to a Payment Date and a Contract, the sum, without duplication, of (a) the Discounted Contract Principal Balance as of the close of business on the last day of the second preceding Collection Period (without any deduction for any security deposit paid by an Obligor, unless such security deposit has been deposited in the Collection Account pursuant to the Indenture); (b) the product of (i) such Contract's Discounted Contract Principal Balance as of the beginning of the immediately preceding Collection Period and (ii) one-twelfth of the Discount Rate; (c) any Scheduled Payments theretofore due and not paid by an Obligor; and (d) any Final Scheduled Payment due or to become due under the Contract.

         "Repurchase Contract" means any Contract that has been repurchased by SierraCities.com pursuant to Section 4.01 of the Indenture.

         "Requisite Amount" means, with respect to the Closing Date and any Subsequent Transfer Date, an amount equal to the product of (x) 2.35% and (y) the sum of (i) Initial Aggregate Discounted Contract Principal Balance as of the Initial Cut-Off Date and (ii) the aggregate Discounted Contract Principal Balance of all Subsequent Contracts as of the related Subsequent Cut-Off Date, which amount shall be equal to $4,433,337.05.

         "Reserve Account" means the Eligible Bank Account established pursuant to Section 3.04 of the Indenture.

         "Responsible Officer" means (i) when used with respect to the Indenture Trustee, any officer assigned to the Corporate Trust Office, including any Principal, Managing Director, Vice President, Assistant Vice President, Secretary, Assistant Secretary, any trust officer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and (ii) when used with respect to the Owner Trustee, any Vice President, Assistant Vice President, Secretary, Assistant Secretary, Managing Director, any trust officer or any other officer of the Owner Trustee customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Scheduled Payments" means, with respect to a Contract, the periodic payment (exclusive of any amounts in respect of late charges, insurance, warranty extensions, service contracts or taxes and reflecting any adjustment for any partial Prepayment and further reflecting the effect of any permitted modification to such Contract) set forth in such Contract due from the Obligor in the related Collection Period; provided, however, that with respect to any Contract as to which SierraCities.com retained the security deposit, a Scheduled Payment shall not include the final payment or payments to be made thereon equal to the amount of such security deposit.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

         "SEC" means the Securities and Exchange Commission and any successor thereto.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Seller" means First Sierra Receivables III, Inc.

         "Servicer" means the Person performing the duties of the Servicer under the Indenture and the Servicing Agreement, initially SierraCities.com.

         "Servicer Advance" means any amount paid by the Servicer with respect to a Delinquent Contract pursuant to Section 4.03 of the Servicing Agreement.

         "Servicer Fee" means the fee payable to the Servicer on each Payment Date in consideration for the Servicer's performance of its duties pursuant to
Article 4 of the Servicing Agreement in an amount equal to the product of (a) one-twelfth of the Servicer Fee Rate and (b) the Aggregate Discounted Contract Principal Balance as of the opening of business on the first day of the related Collection Period.

         "Servicer Fee Rate" means 0.50% per annum.

         "Servicer Termination Notice" means the notice described in Section
6.01 of the Servicing Agreement.

         "Servicing Agreement" means the Servicing Agreement, dated as of March 1, 2000, among the Servicer, SierraCities.com, the Trust and the Indenture Trustee, as amended, supplemented or otherwise modified from time to time.

         "Servicing Charges" means the sum of (a) any late payment charges paid by an Obligor on a Delinquent Contract after application of any such charges to amounts then due under such Contract and (b) any other incidental charges or fees received from an Obligor.

         "Servicing Officer" means any representative of the Servicer involved in, or responsible for, the administration and servicing of the Contracts whose name appears on a list of servicing officers furnished to the Indenture Trustee by the Servicer, as such list may from time to time be amended.

         "Servicing Standard" has the meaning specified in Section 4.01(a) of the Servicing Agreement.

         "SierraCities.com" means SierraCities.com Inc., formerly First Sierra Financial, Inc., a Delaware corporation.

         "Source" means Sky Financial Solutions, Inc., the third party from whom SierraCities.com acquired the Contracts pursuant to SierraCities.com's "private label program".

         "Source Agreement" means the agreement between SierraCitities.com, Inc. and the Source pursuant to which SierraCities.com acquired all right, title and interest of the Source in and to a Contract and a security interest in the Source's right, title and interest in and to the related Equipment.

         "Source Agreement Rights" means (i) any and all rights of SierraCities.com under the Source Agreement with respect to such Source Agreement to the extent such Source Agreement relates to any Contract and any Equipment covered by the Contracts and (ii) any and all rights of SierraCities.com under the Guaranty or any letters of credit with respect to the Source Agreement to the extent the Guaranty, any letter of credit or Source Agreement relates to any Contract and any Equipment covered by the Contracts.

         "Source Repurchase Price" means, with respect to any Contract required to be repurchased by the Source pursuant to the terms of the Source Agreement and as of the date such Contract is required to be repurchased, an amount equal to the sum of (i) the Discounted Contract Balance of such Contract, plus (ii) any costs and expenses incurred by the Servicer in enforcing its rights and remedies under the Source Agreement and under such Contract, plus (iii) any accrued but unpaid late charges, taxes or other charges due under such Contract. Solely for the purposes of calculating the Source Repurchase Price, "Discounted Contract Balance" shall mean, with respect to any Contract required to be repurchased by the Source pursuant to the terms of the Source Agreement and as the date such Contract is required to be repurchased, an amount equal to the sum of (i) all Scheduled Payments due under such Contract and unpaid as of such date, plus (ii) the present value of the remaining Scheduled Payments to become due under such Contract, discounted to such date of determination using a "Purchase Cost Discount Rate" specified by the Servicer in the related Default Notice.

         "State" means any state of the United States of America and, in addition, the District of Columbia and Puerto Rico.

         "Subsequent Contracts" means those contracts listed on the List of Subsequent Contracts attached to the related Subsequent Transfer Agreement.

         "Subsequent Conveyed Assets" means, with respect to any Subsequent Transfer Agreement (a) all of the Sellers' right, title and interest in and to the Subsequent Equipment relating to Subsequent Contracts (except for any licensed products that may accompany the Subsequent Equipment) and any new unit or units of Equipment substituted for any existing unit or units of Subsequent Equipment, including all income and proceeds upon any sale or other disposition of the Subsequent Equipment, (b) all of the Sellers' right, title and interest in and to, but not its obligations under, the Subsequent Contracts, and all amendments, additions and supplements including schedules, summary schedules and subschedules made or hereafter made with respect thereto, (c) all monies due or to become due in payment of the Subsequent Contracts on or after the related Subsequent Cut-Off Date, including without limitation, all Scheduled Payments thereunder (whether or not due), any Prepayments, any payments in respect of a casualty or early termination and any Liquidation Proceeds received with respect thereto, but excluding any Excluded Amounts, (d) the Contract Files, (e) all Insurance Proceeds relating to the foregoing and the Sellers' rights and interests in the Insurance Policies relating to the foregoing, (f) the Source Agreement and Source Agreement Rights to the extent they relate to any Subsequent Contract and any Subsequent Equipment covered by the Subsequent Contracts and (g) all proceeds and income of the foregoing or relating thereto.

         "Subsequent Cut-Off Date" means with respect those Subsequent Contracts which are pledged to the Indenture Trustee pursuant to a Subsequent Transfer Agreement, three Business Days prior to such Subsequent Transfer Date.

         "Subsequent Equipment" means the Equipment relating to the Subsequent Contracts, a security interest in which will be pledged to the Indenture Trustee on the related Subsequent Transfer Date.

         "Subsequent Receivables" means the Subsequent Contracts and the Subsequent Equipment.

         "Subsequent Transfer Agreement" means each Subsequent Transfer Agreement dated as of a Subsequent Transfer Date executed by the Sellers and the Trust substantially in the form of Exhibit A to the Receivables Transfer Agreement, by which Subsequent Receivables are sold to the Trust.

         "Subsequent Transfer Date" means any date on which a Subsequent Contract is pledged to the Indenture Trustee pursuant to Section 2.01 of the Indenture.

         "Substitute Contract" has the meaning specified in Section 4.02(a) of the Indenture.

         "Substitute Conveyed Assets" means, with respect to the Receivables Transfer Agreement (a) all of the Sellers' right, title and interest in and to the Substitute Equipment relating to Substitute Contracts (except for any licensed products that may accompany the Substitute Equipment) and any new unit or units of Equipment substituted for any existing unit or units of Substitute Equipment, including all income and proceeds upon any sale or other disposition of the Substitute Equipment, (b) all of the Sellers' right, title and interest in and to, but not its obligations under, the Substitute Contracts and all amendments, additions and supplements including schedules, summary schedules and subschedules made or hereafter made with respect thereto, (c) all monies due or to become due in payment of the Substitute Contracts on or after the related Substitute Cut-Off Date, including without limitation, all Scheduled Payments thereunder (whether or not due), any Prepayments, any payments in respect of a casualty or early termination and any Liquidation Proceeds received with respect thereto, but excluding any Excluded Amounts, (d) the Contract Files, (e) all Insurance Proceeds relating to the foregoing and the Sellers' rights and interests in the Insurance Policies relating to the foregoing, (f) the Source Agreement and Source Agreement Rights to the extent they relate to any Substitute Contract and any Substitute Equipment covered by the Substitute Contracts and (g) all proceeds and income of the foregoing or relating thereto.

         "Substitute Cut-Off Date" means, with respect to a Substitute Contract, the close of business on the first day of the calendar month in which the related Substitute Transfer Date occurs.

         "Substitute Equipment" means the Equipment pledged to the Indenture Trustee on each Substitute Transfer Date.

         "Substitute Transfer Date" means any date on which a Substitute Contract is pledged pursuant to Section 4.02 of the Indenture.

         "Subsequent Transfer Agreement" has the meaning set forth in Section 2.02(c) of the Receivables Transfer Agreement.

         "Supplemental Interest Required Amount" means an amount equal to the excess of (i) the product of (x) 1.0% and (y) the sum of (i) Initial Aggregate Discounted Contract Principal Balance as of the Initial Cut-Off Date and (ii) the aggregate Discounted Contract Principal Balance of all Subsequent Contracts as of the related Subsequent Cut-Off Date over (ii) the amount previously withdrawn from the Supplemental Interest Reserve Account pursuant to Section 3.09(c) of the Indenture.

         "Supplemental Interest Reserve Account" means the Eligible Bank Account established pursuant to Section 3.09 of the Indenture.

         "Tape" means the data base with respect to the Contracts used to calculate the information in the Monthly Statement.



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

         "Tax Sharing Agreement" means any tax allocation agreement or arrangement with respect to the First Sierra Group, including any arrangement for payments by or to a member of the First Sierra Group with respect to its liability for taxes (including taxes excluded from the definition of Income Taxes hereunder) of the First Sierra Group or arising from its contribution to taxable income or loss of the First Sierra Group.

         "TIA" means the Trust Indenture Act of 1939.

         "Transaction Documents" means the Receivables Transfer Agreement, each Subsequent Transfer Agreement, the Indenture, this Annex A, the Servicing Agreement, the Notes, the Trust Certificate, the Trust Agreement and the Holding Trust Agreement.

         "Trust Agreement" shall mean the Trust Agreement, dated as of March 1, 2000, between the Depositor and the Owner Trustee, as amended, supplemented or otherwise modified from time to time.

         "Trust Certificate" means the Trust Certificate evidencing the beneficial ownership interest of a Holder of the Trust Certificate in the Trust, initially issued by the Issuer to the Holding Trust.

         "Trust Certificate Holder" means the holder of the Trust Certificate issued pursuant to the Trust Agreement.

         "Trust Certificate Principal Balance" means, as of any Payment Date, the difference, if any, between (i) the sum of (x) the Aggregate Discounted Contract Principal Balances of all Contracts as of the end of the immediately preceding Collection Period and (y) the Aggregate Discounted Contract Principal Balances as of the day prior to such Payment Date of all Substitute Contracts to be conveyed to the Trust on such Payment Date and (ii) the Aggregate Note Principal Balance, after taking into account any distributions on such Payment Date.

         "Trust Operating Expenses" means, with respect to any Payment Date, the aggregate amount described in clauses (iii) through (vi), inclusive, of Section 3.05(b) of the Indenture with respect to such Payment Date.

         "UCC" means the Uniform Commercial Code as in effect in the applicable jurisdiction.

         "Underwriters" means Merrill Lynch, Pierce Fenner & Smith., a Delaware corporation and First Union Securities, Inc., a North Carolina corporation.

         "Unscheduled Principal Payments" means, with respect to any Payment Date, the aggregate amounts received during the immediately preceding Collection Period pursuant to any Source Agreement, in respect of Contracts, or the related Equipment (excluding Excluded Amounts).

         "Warranty Event" has the meaning provided in Section 4.01(a) of the Indenture.


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